Annual Report
and Prospectus

                                                  (RIVERSOURCE INVESTMENTS LOGO)

RIVERSOURCE(R)
GROWTH FUND

ANNUAL REPORT FOR
THE PERIOD ENDED
JULY 31, 2007
(Prospectus also enclosed)


RIVERSOURCE GROWTH FUND SEEKS TO
PROVIDE SHAREHOLDERS WITH
LONG-TERM CAPITAL GROWTH.

This annual report includes a prospectus that describes in detail the Fund's objective, investment strategy, risks, sales charges, fees and other matters of interest. Please read the prospectus carefully before you invest or send money.

LETTER TO SHAREHOLDERS

Dear Fellow RiverSource Funds Shareholder:

At RiverSource Funds, we are focused on delivering consistent and competitive investment results. Yet our commitment to shareholders extends beyond investment performance to include providing Insightful Solutions for Today's Investor(R). What this means is that we remain dedicated to offering innovative products such as our Advice-Built Solutions(SM) that are designed to help you achieve your financial goals.

Our Advice-Built Solutions embed investment advice such as asset allocation and rebalancing into the investment management process. Advice-embedded solutions are among the fastest growing investment products in the financial industry in part because investors find them easy to understand and use in a portfolio. At RiverSource Funds, we have been at the forefront of this movement with innovative products such as our Income Builder, Portfolio Builder and Retirement Plus(SM) Series of funds in addition to RiverSource(R) Strategic Allocation Fund.

Your financial professional provides a wide range of investment and planning services in addition to helping you select mutual funds for your portfolio. We encourage you to talk with your financial professional about our Advice-Built Solutions and how they may help you reach your specific goals whether you are saving for retirement or paying for future college expenses or health care expenses.

Thank you for investing with RiverSource Funds and for your continued support.

Sincerely,


/s/ STEPHEN R. LEWIS, JR.          /s/ PATRICK T. BANNIGAN
Stephen R. Lewis, Jr.              Patrick T. Bannigan
Chairman of the Boards             President, RiverSource Funds

YOU SHOULD CONSIDER THE INVESTMENT OBJECTIVES, RISKS, CHARGES AND EXPENSES OF A MUTUAL FUND CAREFULLY BEFORE INVESTING. FOR A FREE PROSPECTUS, WHICH CONTAINS THIS AND OTHER IMPORTANT INFORMATION ABOUT THE FUNDS, CALL (888) 791-3380. READ THE PROSPECTUS CAREFULLY BEFORE INVESTING.

Investment products, including shares of mutual funds, are not federally or FDIC-insured, are not deposits or obligations of, or guaranteed by any financial institution, and involve investment risks including possible loss of principal and fluctuation in value.

--------------------------------------------------------------------------------

                                      THIS PAGE IS NOT PART OF THE ANNUAL REPORT

TABLE OF CONTENTS

Fund Snapshot.......................      3

Performance Summary.................      5

Questions & Answers
   with Portfolio Management........      8

The Fund's Long-term Performance ...     12

Fund Expenses Example...............     14

Investments in Securities...........     16

Financial Statements................     20

Notes to Financial Statements.......     26

Report of Independent Registered
   Public Accounting Firm...........     49

Federal Income Tax Information......     50

Board Members and Officers..........     52

Approval of Investment Management
   Services Agreement...............     56

Proxy Voting........................     58

Change in Independent Registered
   Public Accounting Firm...........     58

          (DALBAR LOGO)

The RiverSource mutual fund
shareholder reports have been
awarded the Communications Seal
from Dalbar Inc., an independent
financial services research firm.
The Seal recognizes communications
demonstrating a level of
excellence in the industry.

--------------------------------------------------------------------------------

 2 RIVERSOURCE GROWTH FUND -- 2007 ANNUAL REPORT

FUND SNAPSHOT AT JULY 31, 2007

FUND OBJECTIVE

RiverSource Growth Fund seeks to provide shareholders with long-term capital growth.

SECTOR BREAKDOWN*

Percentage of portfolio assets
(PIE CHART)

Information Technology                                                           21.0%
Health Care                                                                      20.0%
Consumer Discretionary                                                           15.8%
Telecommunication Services                                                       14.5%
Consumer Staples                                                                  8.6%
Industrials                                                                       5.6%
Other(1)                                                                         14.5%

 * Sectors can be comprised of several industries. Please refer to the section entitled "Investments in Securities" for a complete listing. No single industry exceeds 25% of portfolio assets.
(1) Includes Financials 5.4%, Materials 3.4%, Energy 3.0%, Options Purchased 0.4% and Cash & Cash Equivalents(2) 2.3%.
(2) Of the 2.3%, 1.2% is due to security lending activity, 0.2% is due to open options contracts and 0.9% is the Fund's cash equivalent position.

TOP TEN HOLDINGS

Percentage of portfolio assets

Virgin Media                          8.3%
Harman Intl Inds                      4.2%
Vodafone Group                        4.0%
QUALCOMM                              4.0%
Cisco Systems                         2.9%
Merck & Co                            2.4%
Boston Scientific                     2.3%
Genentech                             2.3%
Microsoft                             1.9%
Altria Group                          1.9%

For further detail about these holdings, please refer to the section entitled "Investments in Securities."

The Global Industry Classification Standard (GICS) was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

Fund holdings are as of the date given, are subject to change at any time, and are not recommendations to buy or sell any security.

--------------------------------------------------------------------------------

                                RIVERSOURCE GROWTH FUND -- 2007 ANNUAL REPORT  3

FUND SNAPSHOT AT JULY 31, 2007

STYLE MATRIX


          STYLE
VALUE    BLEND    GROWTH
                             X LARGE
                               MEDIUM     SIZE
                               SMALL

Shading within the style matrix indicates areas in which the Fund generally invests.

The style matrix can be a valuable tool for constructing and monitoring your portfolio. It provides a frame of reference for distinguishing the types of stocks or bonds owned by a mutual fund, and serves as a guideline for helping you build a portfolio.

Investment products, including shares of mutual funds, are not federally or FDIC-insured, are not deposits or obligations of, or guaranteed by any financial institution, and involve investment risks including possible loss of principal and fluctuation in value.

PORTFOLIO MANAGER

                             YEARS IN INDUSTRY
Nick Thakore                         14

FUND FACTS

                        TICKER SYMBOL   INCEPTION DATE
Class A                     INIDX          03/01/72
Class B                     IGRBX          03/20/95
Class C                     AXGCX          06/26/00
Class I                     AGWIX          03/04/04
Class R2                       --          12/11/06
Class R3                    RSCGX          12/11/06
Class R4(1)                 IGRYX          03/20/95
Class R5                    RSWHX          12/11/06
Class W                        --          12/01/06
(1) Effective Dec. 11, 2006, Class Y was renamed Class
    R4.
Total net assets                        $3.227 billion
Number of holdings                              114

--------------------------------------------------------------------------------

 4 RIVERSOURCE GROWTH FUND -- 2007 ANNUAL REPORT

PERFORMANCE SUMMARY

                             PERFORMANCE COMPARISON
                        For the year ended July 31, 2007

                                  (BAR CHART)

RiverSource Growth Fund Class A (excluding sales
  charge)                                              +15.20

Russell 1000(R) Growth Index (unmanaged)               +19.47

Lipper Large-Cap Growth Funds Index                    +17.67

(see "The Fund's Long-term Performance" for Index descriptions)

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution or visiting riversource.com/funds.

The 5.75% sales charge applicable to Class A shares of the Fund is not reflected in the bar chart. If reflected, returns would be lower than those shown. The performance of other classes may vary from that shown because of differences in expenses.

The indices do not reflect the effects of sales charges, expenses (excluding Lipper) and taxes.

It is not possible to invest directly in an index.

ANNUAL OPERATING EXPENSE RATIO (AS OF THE CURRENT PROSPECTUS)

                                                               TOTAL
Class A                                                        1.19%
Class B                                                        1.96%
Class C                                                        1.95%
Class I                                                        0.74%
Class R2(a)                                                    1.50%
Class R3(a)                                                    1.27%
Class R4(b)                                                    1.04%(c)
Class R5(a)                                                    0.76%
Class W(d)                                                     1.17%

(a)  Inception date for Class R2, Class R3 and Class R5 was Dec. 11, 2006.
(b)  Effective Dec. 11, 2006, Class Y was renamed Class R4.
(c) The investment manager and its affiliates have contractually agreed to waive certain fees and to absorb certain expenses until July 31, 2008, unless sooner terminated at the discretion of the Fund's Board. Any amounts waived will not be reimbursed by the Fund. Under this agreement, net fund expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment (that increased the management fee by 0.09), will not exceed 0.97% for Class R4.
(d)  Inception date for Class W was Dec. 1, 2006.

--------------------------------------------------------------------------------

                                RIVERSOURCE GROWTH FUND -- 2007 ANNUAL REPORT  5

PERFORMANCE SUMMARY

AVERAGE ANNUAL TOTAL RETURNS

AT JULY 31, 2007
                                                                                SINCE
WITHOUT SALES CHARGE                 1 YEAR    3 YEARS   5 YEARS   10 YEARS   INCEPTION
 Class A (inception 3/1/72)          +15.20%   +11.58%   +9.55%     +0.77%     +11.81%
 Class B (inception 3/20/95)         +14.31%   +10.72%   +8.70%     -0.01%      +6.19%
 Class C (inception 6/26/00)         +14.31%   +10.73%   +8.71%       N/A       -6.90%
 Class I (inception 3/4/04)          +15.70%   +12.11%     N/A        N/A       +8.63%
 Class R2 (inception 12/11/06)          N/A       N/A      N/A        N/A       +3.93%*
 Class R3 (inception 12/11/06)          N/A       N/A      N/A        N/A       +4.09%*
 Class R4** (inception 3/20/95)      +15.39%   +11.79%   +9.74%     +0.92%      +7.17%
 Class R5 (inception 12/11/06)          N/A       N/A      N/A        N/A       +4.41%*
 Class W (inception 12/1/06)            N/A       N/A      N/A        N/A       +5.29%*
WITH SALES CHARGE
 Class A (inception 3/1/72)           +8.58%    +9.40%   +8.26%     +0.17%     +11.63%
 Class B (inception 3/20/95)          +9.31%    +9.62%   +8.41%     -0.01%      +6.19%
 Class C (inception 6/26/00)         +13.31%   +10.73%   +8.71%       N/A       -6.90%

--------------------------------------------------------------------------------

 6 RIVERSOURCE GROWTH FUND -- 2007 ANNUAL REPORT

PERFORMANCE SUMMARY

AT JUNE 30, 2007
                                                                                SINCE
WITHOUT SALES CHARGE                 1 YEAR    3 YEARS   5 YEARS   10 YEARS   INCEPTION
 Class A (inception 3/1/72)          +18.55%   +10.76%   +8.49%     +2.20%     +11.92%
 Class B (inception 3/20/95)         +17.63%    +9.90%   +7.65%     +1.42%      +6.45%
 Class C (inception 6/26/00)         +17.64%    +9.91%   +7.65%       N/A       -6.65%
 Class I (inception 3/4/04)          +19.06%   +11.26%     N/A        N/A       +9.65%
 Class R2 (inception 12/11/06)          N/A       N/A      N/A        N/A       +6.56%*
 Class R3 (inception 12/11/06)          N/A       N/A      N/A        N/A       +6.69%*
 Class R4** (inception 3/20/95)      +18.72%   +10.94%   +8.68%     +2.36%      +7.43%
 Class R5 (inception 12/11/06)          N/A       N/A      N/A        N/A       +6.99%*
 Class W (inception 12/1/06)            N/A       N/A      N/A        N/A       +7.92%*
WITH SALES CHARGE
 Class A (inception 3/1/72)          +11.73%    +8.60%   +7.21%     +1.60%     +11.73%
 Class B (inception 3/20/95)         +12.63%    +8.79%   +7.35%     +1.42%      +6.45%
 Class C (inception 6/26/00)         +16.64%    +9.91%   +7.65%       N/A       -6.65%

Class A share performance reflects the maximum sales charge of 5.75%. Class B share performance reflects a contingent deferred sales charge (CDSC) applied as follows: first year 5%; second and third years 4%; fourth year 3%; fifth year 2%; sixth year 1%; no sales charge thereafter. Class C shares may be subject to a 1% CDSC if shares are sold within one year after purchase. Sales charges do not apply to Class I, Class R2, Class R3, Class R4, Class R5 and Class W shares. Class I, Class R2, Class R3, Class R4 and Class R5 are available to institutional investors only. Class W shares are offered through qualifying discretionary accounts.

  * Not annualized.
 ** Effective Dec. 11, 2006, Class Y was renamed Class R4.

--------------------------------------------------------------------------------

                                RIVERSOURCE GROWTH FUND -- 2007 ANNUAL REPORT  7

QUESTIONS & ANSWERS WITH PORTFOLIO MANAGEMENT

Below, Portfolio Manager Nick Thakore discusses the Fund's positioning and results for the fiscal year ended July 31, 2007.

Q: How did RiverSource Growth Fund perform for the 12 months ended July 31,
   2007?

A: RiverSource Growth Fund's Class A shares rose 15.20%, excluding sales charge, for the 12 months ended July 31, 2007. The Fund underperformed its benchmark, the Russell 1000(R) Growth Index (Russell Index), which advanced 19.47%, and its peer group as represented by the Lipper Large-Cap Growth Funds Index, which advanced 17.67% for the same period.

Q: What factors influenced performance during the period?

A: The stock market advanced strongly during the fiscal year, with a notable shift in market leadership. After lagging for a prolonged period, large-cap growth stocks outperformed large-cap value stocks, small-cap stocks and mid-cap stocks.

   Though the Fund benefited from the favorable environment, it did not fully keep pace with the sharp advance of the Russell Index. Positioning in the health care and materials sectors were key factors in the Fund's underperformance.

   AFTER LAGGING FOR A PROLONGED PERIOD, LARGE-CAP GROWTH STOCKS OUTPERFORMED LARGE-CAP VALUE STOCKS, SMALL-CAP STOCKS AND MID-CAP STOCKS.

   The Fund's health care holdings underperformed, largely due to company-specific issues. Medical device maker Boston Scientific saw some improvement in sales of implantable cardioverter defibrillators, but faced continued pressure in other areas, including sales of drug-coated coronary stents. Pharmaceutical company Pfizer struggled in the first half of the period due to disappointing study results for an add-on compound to its widely used cholesterol drug Lipitor. We reduced holdings of Boston Scientific and Pfizer during the period. Another pharmaceutical company, AstraZeneca, released disappointing clinical trial results for some new drugs and bought Medimmune, an acquisition that was poorly received due to its dilutive effect on earnings.

   The materials sector was incredibly strong during the period, and a number of small industries and individual stocks performed well. Within the sector, we

--------------------------------------------------------------------------------

 8 RIVERSOURCE GROWTH FUND -- 2007 ANNUAL REPORT

QUESTIONS & ANSWERS

   emphasized precious metals stocks, including gold and silver, which were not as strong as other groups. We remain optimistic about the prospects for precious metals, based on limited near-term supply growth and some demand growth. Given the recent underperformance of gold stocks and the use of gold as a hedge against inflation and the dollar's decline, we consider the outlook for these stocks to be quite promising.

   On the positive side, positioning in information technology and telecommunication services were the leading contributors to performance. Stock selection in the information technology sector was advantageous, driven by strong results from QUALCOMM, Nokia and Cisco Systems. QUALCOMM, a semiconductor company that makes chips for handheld wireless devices, is entering a major product cycle in which we believe they have a virtual monopoly. Going forward, as many as 90% of all cell phones may have QUALCOMM's third generation (3G) technology. Cell phone manufacturer Nokia benefited from a favorable market for wireless handsets. Cisco Systems benefited from strong results and increasing dominance in the enterprise and telecommunications networking areas.

   In the telecommunication services sector, the Fund emphasized the wireless segment, which has continued to experience growth. Vodafone Group, a European wireless telecommunications company, was the Fund's leading contributor to performance. Vodafone Group began the period at a relatively inexpensive valuation, and a combination of improving fundamentals and expectations that were initially quite low led to strong performance. Conversely, the Fund's holdings of Sprint Nextel detracted, largely due to results early in the period when the company struggled to execute its growth plans and experienced deteriorating fundamentals. During the first half of the fiscal year, we used a rally in the stock to significantly reduce the position due to our concerns about near-term fundamentals.

Q: What changes did you make to the Fund's portfolio during the fiscal year?

A: We decreased the energy weighting following the sector's strong performance due to our concern over near-term fundamentals. In our view, commodity prices seemed too high given the supply/demand scenario.

   We still have confidence in the growth potential of telecommunication services and maintain an emphasis on the sector. However, we adjusted individual

--------------------------------------------------------------------------------

                                RIVERSOURCE GROWTH FUND -- 2007 ANNUAL REPORT  9

QUESTIONS & ANSWERS

   telecommunications positions, adding to several European telecommunications stocks, such as Deutsche Telekom due to attractive valuations, while reducing exposure to U.S. telecommunications stocks, including Sprint Nextel. Exposure to wireless companies in emerging markets declined, primarily because Fund holdings were acquired or performed well, leading us to take profits.

   The Fund's health care position increased slightly. Within the sector, we increased the Fund's holdings of pharmaceutical stock Merck & Co. Though the market was skeptical that Merck & Co could meet its own earnings growth forecast, we had confidence in its product development and cost management efforts.

   We reduced the industrials position despite the sector's continued strength, because we are concerned about the sustainability of growth and the fact that many industrial companies are already operating at record profit margins.

Q: How are you positioning the Fund going forward?

A: A major theme within the portfolio is our interest in "mega-cap" companies, that is, the very largest companies within our universe. We believe that these stocks are more attractively valued than ever before compared to the rest of the stock market. In addition, they may have faster growth rates and better earnings revision trends than the overall market.

   A MAJOR THEME WITHIN THE PORTFOLIO IS OUR INTEREST IN "MEGA-CAP" COMPANIES, THAT IS, THE VERY LARGEST COMPANIES WITHIN OUR UNIVERSE.

   We have been focusing more on stocks generating high free cash flow. In a decelerating economy, aggregate free cash flow is likely to decline, making companies that can maintain it even more attractive. This characteristic can also make companies more appealing for acquisitions and private equity buyouts, which have been drivers behind recent market performance.

Any specific securities mentioned are for illustrative purposes only and are not a complete list of securities that have increased or decreased in value. The views expressed in this statement reflect those of the portfolio manager(s) only through the end of the period of the report as stated on the cover and do not necessarily represent the views of RiverSource Investments, LLC (RiverSource) or any subadviser to the Fund or any other person in the RiverSource or subadviser organizations. Any such views are subject to change at any time based upon market or other conditions and RiverSource disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for a RiverSource Fund are based on numerous factors, may not be relied on as an indication of trading intent on behalf of any RiverSource Fund.

--------------------------------------------------------------------------------

 10 RIVERSOURCE GROWTH FUND -- 2007 ANNUAL REPORT

THE FUND'S LONG-TERM PERFORMANCE

The chart on the facing page illustrates the total value of an assumed $10,000 investment in RiverSource Growth Fund Class A shares (from 8/1/97 to 7/31/07) as compared to the performance of two widely cited performance indices, Russell 1000 Growth Index and the Lipper Large-Cap Growth Funds Index. In comparing the Fund's Class A shares to these indices, you should take into account the fact that the Fund's performance reflects the maximum sales charge of 5.75%, while such charges are not reflected in the performance of the indices. Returns for the Fund include the reinvestment of any distribution paid during each period.

The performance information shown represents past performance and is not a guarantee of future results. The table below and the chart on the facing page do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution or visiting riversource.com/funds. Also see "Past Performance" in the Fund's current prospectus.

COMPARATIVE RESULTS

                                                                                          SINCE
Results at July 31, 2007                  1 YEAR     3 YEARS    5 YEARS    10 YEARS    INCEPTION(3)
RIVERSOURCE GROWTH FUND (INCLUDES SALES CHARGE)
 Class A Cumulative value of $10,000      $10,858    $13,093    $14,871     $9,220       $492,300
        Average annual total return         +8.58%     +9.40%     +8.26%     +0.17%        +11.63%
RUSSELL 1000 GROWTH INDEX(1)
        Cumulative value of $10,000       $11,947    $13,405    $16,237    $12,526            N/A
        Average annual total return        +19.47%    +10.26%    +10.18%     +3.35%           N/A
LIPPER LARGE-CAP GROWTH FUNDS INDEX(2)
        Cumulative value of $10,000       $11,767    $13,383    $15,478    $12,563            N/A
        Average annual total return        +17.67%    +10.20%     +9.13%     +2.80%           N/A

Results for other share classes can be found on page 6.

--------------------------------------------------------------------------------

 12 RIVERSOURCE GROWTH FUND -- 2007 ANNUAL REPORT

(VALUE OF A HYPOTHETICAL $10,000 INVESTMENT IN RIVERSOURCE GROWTH FUND LINE
GRAPH)

                                                 RIVERSOURCE GROWTH FUND
                                                 CLASS A (INCLUDES SALES     RUSSELL 1000(R) GROWTH      LIPPER LARGE-CAP GROWTH
                                                    CHARGE) ($9,220)           INDEX(1) ($12,526)       FUNDS INDEX(2) ($12,563)
                                                 -----------------------     ----------------------     ------------------------
'97                                                       9,425                      10,000                      10,000
'98                                                      10,021                      11,992                      12,016
'99                                                      12,074                      14,875                      14,771
'00                                                      15,818                      18,502                      18,029
'01                                                       9,152                      12,015                      11,827
'02                                                       6,450                       8,561                       8,518
'03                                                       7,033                       9,558                       9,282
'04                                                       7,323                      10,371                       9,852
'05                                                       8,746                      11,723                      11,417
'06                                                       8,832                      11,634                      11,205
'07                                                       9,220                      12,526                      12,563

(1) The Russell 1000 Growth Index, an unmanaged index, measures the performance of those stocks in the Russell 1000 Index with higher price-to-book ratios and higher forecasted growth values. The index reflects reinvestment of all distributions and changes in market prices.
(2) The Lipper Large-Cap Growth Funds Index includes the 30 largest large-cap growth funds tracked by Lipper Inc. The index's returns include net reinvested dividends. The Fund's performance is currently measured against this index for purposes of determining the performance incentive adjustment.
(3) Fund data is from March 1, 1972. The Fund began operating before the inception of the Russell 1000 Growth Index and Lipper peer group.

--------------------------------------------------------------------------------

                               RIVERSOURCE GROWTH FUND -- 2007 ANNUAL REPORT  13

FUND EXPENSES EXAMPLE

(UNAUDITED)

As a shareholder of the Fund, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchase payments; and (2) ongoing costs, which may include management fees; distribution and service (12b-1) fees; and other Fund fees and expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. In addition to the ongoing expenses which the Fund bears directly, the Fund's shareholders indirectly bear the expenses of the funds in which it invests (also referred to as "acquired funds"), including affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange traded funds). The Fund's indirect expense from investing in the acquired funds is based on the Fund's pro rata portion of the cumulative expenses charged by the acquired funds using the acquired funds expense ratio as of the most recent shareholder report.

The example is based on an investment of $1,000 invested at the beginning of the period and held for the six months ended July 31, 2007.

ACTUAL EXPENSES

The first line of the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading titled "Expenses paid during the period" to estimate the expenses you paid on your account during this period.

HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES

The second line of the table provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads). Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.

--------------------------------------------------------------------------------

 14 RIVERSOURCE GROWTH FUND -- 2007 ANNUAL REPORT

                              BEGINNING        ENDING         EXPENSES
                            ACCOUNT VALUE   ACCOUNT VALUE    PAID DURING     ANNUALIZED
                            FEB. 1, 2007    JULY 31, 2007   THE PERIOD(A)   EXPENSE RATIO
 Class A
   Actual(b)                   $1,000         $1,004.00         $5.76           1.16%
   Hypothetical
   (5% return before
   expenses)                   $1,000         $1,019.04         $5.81           1.16%
 Class B
   Actual(b)                   $1,000         $1,000.00         $9.52           1.92%
   Hypothetical
   (5% return before
   expenses)                   $1,000         $1,015.27         $9.59           1.92%
 Class C
   Actual(b)                   $1,000         $1,000.00         $9.52           1.92%
   Hypothetical
   (5% return before
   expenses)                   $1,000         $1,015.27         $9.59           1.92%
 Class I
   Actual(b)                   $1,000         $1,006.00         $3.58            .72%
   Hypothetical
   (5% return before
   expenses)                   $1,000         $1,021.22         $3.61            .72%
 Class R2
   Actual(b)                   $1,000         $1,002.10         $7.45           1.50%
   Hypothetical
   (5% return before
   expenses)                   $1,000         $1,017.36         $7.50           1.50%
 Class R3
   Actual(b)                   $1,000         $1,003.30         $6.31           1.27%
   Hypothetical
   (5% return before
   expenses)                   $1,000         $1,018.50         $6.36           1.27%
 Class R4*
   Actual(b)                   $1,000         $1,004.80         $5.07           1.02%
   Hypothetical
   (5% return before
   expenses)                   $1,000         $1,019.74         $5.11           1.02%
 Class R5
   Actual(b)                   $1,000         $1,005.80         $3.78            .76%
   Hypothetical
   (5% return before
   expenses)                   $1,000         $1,021.03         $3.81            .76%
 Class W
   Actual(b)                   $1,000         $1,003.90         $5.76           1.16%
   Hypothetical
   (5% return before
   expenses)                   $1,000         $1,019.04         $5.81           1.16%

 *   Effective Dec. 11, 2006, Class Y was renamed Class R4.
(a) Expenses are equal to the Fund's annualized expense ratio as indicated above, multiplied by the average account value over the period, multiplied by 181/365 (to reflect the one-half year period).
(b) Based on the actual return for the six months ended July 31, 2007: +0.40% for Class A, +0.00% for Class B, +0.00% for Class C, +0.60% for Class I, +0.21% for Class R2, +0.33% for Class R3, +0.48% for Class R4, +0.58%. for
     Class R5 and +0.39% for Class W.

--------------------------------------------------------------------------------

                               RIVERSOURCE GROWTH FUND -- 2007 ANNUAL REPORT  15

INVESTMENTS IN SECURITIES

JULY 31, 2007
(Percentages represent value of investments compared to net assets)

COMMON STOCKS (97.4%)
ISSUER                                            SHARES                   VALUE(A)
AEROSPACE & DEFENSE (2.4%)
Boeing                                              517,321             $53,506,511
Honeywell Intl                                      269,205              15,481,980
Lockheed Martin                                      89,507               8,814,649
                                                                    ---------------
Total                                                                    77,803,140
-----------------------------------------------------------------------------------

BEVERAGES (2.4%)
Coca-Cola                                           347,444              18,105,307
PepsiCo                                             927,982              60,894,179
                                                                    ---------------
Total                                                                    78,999,486
-----------------------------------------------------------------------------------

BIOTECHNOLOGY (4.6%)
Amgen                                               718,446(b)           38,609,288
Biogen Idec                                         495,140(b)           27,995,216
Celgene                                             155,011(b)            9,387,466
Genentech                                           985,691(b)           73,315,696
                                                                    ---------------
Total                                                                   149,307,666
-----------------------------------------------------------------------------------

CAPITAL MARKETS (2.3%)
Blackstone Group LP                                  23,715(b)              569,397
Fortress Investment Group LLC Cl A                  236,765(e)            4,491,432
Goldman Sachs Group                                  66,393              12,504,458
KKR Private Equity Investors LP Unit              2,440,935(g)           49,306,887
Oaktree Capital Group LLC Cl A Unit                 230,000(b,d,g)        7,590,000
                                                                    ---------------
Total                                                                    74,462,174
-----------------------------------------------------------------------------------

COMMUNICATIONS EQUIPMENT (10.3%)
Alcatel-Lucent ADR                                  387,268(c)            4,492,309
Avaya                                             1,284,610(b)           21,247,449
Cisco Systems                                     3,296,939(b)           95,314,506
JDS Uniphase                                      1,359,682(b,e)         19,484,243
Nokia ADR                                           837,408(c)           23,983,365
QUALCOMM                                          3,139,483             130,759,468
Telefonaktiebolaget LM Ericsson ADR                 745,871(c)           27,903,034
Tellabs                                             553,512(b)            6,282,361
                                                                    ---------------
Total                                                                   329,466,735
-----------------------------------------------------------------------------------

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                   VALUE(A)

COMPUTERS & PERIPHERALS (2.5%)
Apple                                               362,850(b)          $47,809,116
Brocade Communications Systems                      127,906(b)              900,458
Dell                                                294,049(b)            8,224,551
Hewlett-Packard                                     535,073              24,629,410
                                                                    ---------------
Total                                                                    81,563,535
-----------------------------------------------------------------------------------

CONSTRUCTION & ENGINEERING (0.2%)
KBR                                                 187,152(b)            6,005,708
-----------------------------------------------------------------------------------

DIVERSIFIED TELECOMMUNICATION SERVICES (5.5%)
AT&T                                                789,842              30,930,213
Chunghwa Telecom ADR                                 80,014(c)            1,326,632
COLT Telecom Group                                  816,308(b,c)          2,540,890
Deutsche Telekom                                  2,698,810(c)           46,379,814
Deutsche Telekom ADR                              1,298,073(c)           22,300,894
Indosat                                           8,701,500(c)            6,842,286
Qwest Communications Intl                         2,056,667(b)           17,543,370
Telefonica                                          931,652(c)           21,805,040
Telefonica ADR                                      147,367(c)           10,349,584
Telenor ADR                                         295,000(c)           16,301,346
                                                                    ---------------
Total                                                                   176,320,069
-----------------------------------------------------------------------------------

ENERGY EQUIPMENT & SERVICES (0.2%)
Transocean                                           70,925(b)            7,620,891
-----------------------------------------------------------------------------------

FOOD & STAPLES RETAILING (0.1%)
CVS Caremark                                         92,812               3,266,054
-----------------------------------------------------------------------------------

FOOD PRODUCTS (1.3%)
Dean Foods                                          219,304               6,309,376
Kraft Foods Cl A                                  1,135,834              37,198,564
                                                                    ---------------
Total                                                                    43,507,940
-----------------------------------------------------------------------------------

HEALTH CARE EQUIPMENT & SUPPLIES (2.9%)
Boston Scientific                                 5,750,917(b)           75,624,559
Medtronic                                           330,666              16,754,846
                                                                    ---------------
Total                                                                    92,379,405
-----------------------------------------------------------------------------------

See accompanying notes to investments in securities.
--------------------------------------------------------------------------------

 16 RIVERSOURCE GROWTH FUND -- 2007 ANNUAL REPORT

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                   VALUE(A)

HEALTH CARE PROVIDERS & SERVICES (3.5%)
Cardinal Health                                     747,493             $49,132,715
McKesson                                            554,004              31,999,271
UnitedHealth Group                                  650,718              31,514,273
                                                                    ---------------
Total                                                                   112,646,259
-----------------------------------------------------------------------------------

HOTELS, RESTAURANTS & LEISURE (--%)
Pinnacle Entertainment                               11,527(b)              305,581
-----------------------------------------------------------------------------------

HOUSEHOLD DURABLES (4.2%)
Harman Intl Inds                                  1,163,171             134,927,836
Tele Atlas                                           75,879(b,c)          2,180,219
                                                                    ---------------
Total                                                                   137,108,055
-----------------------------------------------------------------------------------

HOUSEHOLD PRODUCTS (2.7%)
Colgate-Palmolive                                   601,212              39,679,992
Procter & Gamble                                    783,578              48,472,135
                                                                    ---------------
Total                                                                    88,152,127
-----------------------------------------------------------------------------------

INDUSTRIAL CONGLOMERATES (1.8%)
General Electric                                  1,526,011              59,148,186
-----------------------------------------------------------------------------------

INSURANCE (2.9%)
ACE                                                 245,058(c)           14,144,748
AFLAC                                               206,615              10,768,774
American Intl Group                                 696,550              44,704,578
Hartford Financial Services Group                    40,168               3,690,234
Prudential Financial                                212,839              18,863,921
                                                                    ---------------
Total                                                                    92,172,255
-----------------------------------------------------------------------------------

INTERNET SOFTWARE & SERVICES (3.2%)
eBay                                                948,762(b)           30,739,889
Google Cl A                                          98,197(b)           50,080,469
VeriSign                                            407,075(b)           12,086,057
Yahoo!                                              480,135(b)           11,163,139
                                                                    ---------------
Total                                                                   104,069,554
-----------------------------------------------------------------------------------

IT SERVICES (0.1%)
HCL Technologies                                    240,310(c)            1,862,640
-----------------------------------------------------------------------------------

MACHINERY (0.3%)
Flowserve                                           113,498               8,202,500
-----------------------------------------------------------------------------------

MEDIA (11.3%)
Charter Communications Cl A                       2,717,734(b)           11,034,000
Comcast Cl A                                        726,932(b)           19,096,504
Idearc                                               18,849                 654,249

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                   VALUE(A)
MEDIA (CONT.)
News Corp Cl A                                      754,236             $15,929,464
Time Warner Cable Cl A                               93,358(b)            3,568,143
Virgin Media                                     10,774,573(h)          267,640,393
Vivendi                                              93,060(c)            3,953,080
WorldSpace Cl A                                     419,274(b,e)          2,046,057
XM Satellite Radio Holdings Cl A                  3,376,167(b,h)         38,657,112
                                                                    ---------------
Total                                                                   362,579,002
-----------------------------------------------------------------------------------

METALS & MINING (3.4%)
Barrick Gold                                        109,574(c)            3,604,985
Coeur d'Alene Mines                               5,707,601(b,e)         22,316,720
Lihir Gold                                       21,587,339(b,c)         56,268,218
Newmont Mining                                      606,738              25,331,312
Stillwater Mining                                   256,952(b)            2,338,263
                                                                    ---------------
Total                                                                   109,859,498
-----------------------------------------------------------------------------------

OIL, GAS & CONSUMABLE FUELS (2.8%)
Chevron                                             108,490               9,249,857
Exxon Mobil                                         689,505              58,697,562
Kinder Morgan Management LLC                             --(b)                   19
Total                                               281,264(c)           22,151,245
                                                                    ---------------
Total                                                                    90,098,683
-----------------------------------------------------------------------------------

PHARMACEUTICALS (9.0%)
AstraZeneca                                       1,158,953(c)           59,897,687
Bristol-Myers Squibb                                621,282              17,650,622
Eli Lilly & Co                                      355,995              19,255,770
Johnson & Johnson                                   347,470              21,021,935
Merck & Co                                        1,550,309              76,972,841
Pfizer                                            2,152,041              50,594,484
Schering-Plough                                     799,724              22,824,123
Wyeth                                               449,988              21,833,418
                                                                    ---------------
Total                                                                   290,050,880
-----------------------------------------------------------------------------------

ROAD & RAIL (0.9%)
Hertz Global Holdings                             1,344,437(b)           30,101,944
-----------------------------------------------------------------------------------

SEMICONDUCTORS & SEMICONDUCTOR EQUIPMENT (3.1%)
Atmel                                             3,750,256(b)           20,213,880
Intel                                             1,881,906              44,450,619
LSI                                               1,301,808(b)            9,373,018
Spansion Cl A                                     2,441,983(b)           25,909,440
United Microelectronics ADR                         232,402(c)              750,658
                                                                    ---------------
Total                                                                   100,697,615
-----------------------------------------------------------------------------------

                            See accompanying notes to investments in securities.
--------------------------------------------------------------------------------

                               RIVERSOURCE GROWTH FUND -- 2007 ANNUAL REPORT  17

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                   VALUE(A)

SOFTWARE (1.9%)
Microsoft                                         2,155,236             $62,480,292
-----------------------------------------------------------------------------------

SPECIALTY RETAIL (0.3%)
Office Depot                                         46,627(b)            1,163,810
TJX Companies                                       327,663               9,092,648
                                                                    ---------------
Total                                                                    10,256,458
-----------------------------------------------------------------------------------

THRIFTS & MORTGAGE FINANCE (0.2%)
Countrywide Financial                               229,462               6,463,945
-----------------------------------------------------------------------------------

TOBACCO (1.9%)
Altria Group                                        939,104              62,422,243
-----------------------------------------------------------------------------------

WIRELESS TELECOMMUNICATION SERVICES (9.1%)
ALLTEL                                              358,358              23,633,710
America Movil ADR Series L                          126,236(c)            7,559,012
Hutchison Telecommunications Intl                18,581,402(c)           23,268,898
Millicom Intl Cellular                              170,734(b,c)         13,709,940
Orascom Telecom Holding GDR                         125,593(c,e)          8,439,850
Sprint Nextel                                     2,670,852              54,832,592
Vivo Participacoes ADR                            1,389,500(c)            6,238,855
Vodafone Group                                   43,513,834(c)          130,809,030
Vodafone Group ADR                                  823,585(c)           24,995,805
                                                                    ---------------
Total                                                                   293,487,692
-----------------------------------------------------------------------------------

TOTAL COMMON STOCKS
(Cost: $2,963,166,182)                                               $3,142,868,212
-----------------------------------------------------------------------------------

OPTIONS PURCHASED (0.4%)
                                                                     EXERCISE           EXPIRATION
ISSUER                                          CONTRACTS             PRICE                DATE                   VALUE(A)
CALLS
QUALCOMM                                           1,163              $50.00            Jan. 2008                 $174,450
Virgin Media                                      11,090               30.00            Jan. 2008                  831,750
Virgin Media                                      11,090               27.50            Jan. 2008                1,608,050
--------------------------------------------------------------------------------------------------------------------------

PUTS
XM Satellite Radio Holdings Cl A                  25,224               15.00            Jan. 2008               10,089,600
--------------------------------------------------------------------------------------------------------------------------

TOTAL OPTIONS PURCHASED
(Cost: $11,652,813)                                                                                            $12,703,850
--------------------------------------------------------------------------------------------------------------------------

MONEY MARKET FUND (2.4%)
                                                  SHARES                   VALUE(A)
RiverSource Short-Term Cash Fund                 75,870,781(i)          $75,870,781
-----------------------------------------------------------------------------------

TOTAL MONEY MARKET FUND
(Cost: $75,870,781)                                                     $75,870,781
-----------------------------------------------------------------------------------

TOTAL INVESTMENTS IN SECURITIES
(Cost: $3,050,689,776)(j)                                            $3,231,442,843
===================================================================================

NOTES TO INVESTMENTS IN SECURITIES

(a) Securities are valued by procedures described in Note 1 to the financial statements.

(b)  Non-income producing.

(c) Foreign security values are stated in U.S. dollars. At July 31, 2007, the value of foreign securities represented 17.5% of net assets.

(d) Represents a security sold under Rule 144A, which is exempt from registration under the Securities Act of 1933, as amended. This security has been determined to be liquid under guidelines established by the Fund's Board of Directors. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers. At July 31, 2007, the value of these securities amounted to $7,590,000 or 0.2% of net assets.

(e) At July 31, 2007, security was partially or fully on loan. See Note 6 to the financial statements.

(f) Cash collateral received from security lending activity is invested in an affiliated money market fund and represents 1.2% of net assets. See Note 6 to the financial statements. Cash collateral received for open options contracts is invested in an affiliated money market fund and represents 0.2% of net assets. See Note 1 to the financial statements. 1.0% of net assets is the Fund's cash equivalent position.

--------------------------------------------------------------------------------

 18 RIVERSOURCE GROWTH FUND -- 2007 ANNUAL REPORT

(g)  Identifies issues considered to be illiquid as to their marketability (see
     Note 1 to the financial statements). These securities may be valued at fair value according to procedures approved, in good faith, by the Fund's Board of Directors. Information concerning such security holdings at July 31, 2007, is as follows:

                                             ACQUISITION
SECURITY                                        DATES                     COST
----------------------------------------------------------------------------------
KKR Private Equity Investors LP Unit    05-01-06 thru 07-24-07         $53,952,761
Oaktree Capital Group LLC Cl A Unit*    05-21-07 thru 07-20-07           9,765,100

     * Represents a security sold under Rule 144A, which is exempt from registration under the Securities Act of 1933, as amended.

(h) At July 31, 2007, securities valued at $85,310,520 were held to cover open call options written as follows (see Note 7 to the financial statements):

                                              EXERCISE       EXPIRATION
ISSUER                        CONTRACTS        PRICE            DATE           VALUE(A)
----------------------------------------------------------------------------------------
Virgin Media                   11,090          $30.00        Jan. 2008          $831,750
XM Satellite Radio
   Holdings Cl A               25,224           20.00        Jan. 2008           504,480
----------------------------------------------------------------------------------------
Total value                                                                   $1,336,230
----------------------------------------------------------------------------------------

     At July 31, 2007, cash or short-term securities were designated to cover open put options written as follows (see Note 7 to the financial statements):

                                              EXERCISE       EXPIRATION
ISSUER                        CONTRACTS        PRICE            DATE           VALUE(A)
----------------------------------------------------------------------------------------
XM Satellite Radio
   Holdings Cl A               25,224          $12.50        Jan. 2008        $5,549,280

(i)  Affiliated Money Market Fund -- See Note 8 to the financial statements.

(j) At July 31, 2007, the cost of securities for federal income tax purposes was $3,081,131,055 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

Unrealized appreciation                                           $251,190,208
Unrealized depreciation                                           (100,878,420)
------------------------------------------------------------------------------
Net unrealized appreciation                                       $150,311,788
------------------------------------------------------------------------------

The Global Industry Classification Standard (GICS) was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

HOW TO FIND INFORMATION ABOUT THE FUND'S PORTFOLIO HOLDINGS

(i) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(ii) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(iii)The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC (information on the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330); and

(iv) The Fund's complete schedule of portfolio holdings, as disclosed in its annual and semiannual shareholder reports and in its filings on Form N-Q, can be found at riversource.com/funds.

--------------------------------------------------------------------------------

                               RIVERSOURCE GROWTH FUND -- 2007 ANNUAL REPORT  19

FINANCIAL STATEMENTS

STATEMENT OF ASSETS AND LIABILITIES
JULY 31, 2007

ASSETS
Investments in securities, at value (Note 1)
   Unaffiliated issuers* (identified cost $2,974,818,995)       $3,155,572,062
   Affiliated money market fund (identified cost
   $75,870,781) (Note 8)                                            75,870,781
------------------------------------------------------------------------------
Total investments in securities (identified cost
   $3,050,689,776)                                               3,231,442,843
Cash in bank on demand deposit                                         100,297
Foreign currency holdings (identified cost $279,190) (Note
   1)                                                                  276,065
Capital shares receivable                                            1,451,776
Dividends and accrued interest receivable                            5,952,417
Receivable for investment securities sold                           65,440,809
Unrealized appreciation on forward foreign currency
   contracts held, at value (Note 5)                                 1,626,082
------------------------------------------------------------------------------
Total assets                                                     3,306,290,289
------------------------------------------------------------------------------
LIABILITIES
Capital shares payable                                               2,444,581
Payable for investment securities purchased                         26,710,978
Payable upon return of securities loaned (Note 6)                   37,808,900
Payable for cash collateral held on open options contracts
   (Note 1)                                                          5,317,020
Accrued investment management services fee                              51,157
Accrued distribution fee                                                27,444
Accrued transfer agency fee                                              1,509
Accrued administrative services fee                                      4,612
Accrued plan administration services fee                                 1,011
Other accrued expenses                                                 286,378
Options contracts written, at value (premiums received
   $8,319,762) (Note 7)                                              6,885,510
------------------------------------------------------------------------------
Total liabilities                                                   79,539,100
------------------------------------------------------------------------------
Net assets applicable to outstanding capital stock              $3,226,751,189
==============================================================================

--------------------------------------------------------------------------------

 20 RIVERSOURCE GROWTH FUND -- 2007 ANNUAL REPORT

JULY 31, 2007

REPRESENTED BY
Capital stock -- $.01 par value (Note 1)                        $      994,514
Additional paid-in capital                                       3,334,999,400
Undistributed net investment income                                 21,380,472
Accumulated net realized gain (loss) (Note 10)                    (314,505,270)
Unrealized appreciation (depreciation) on investments
   and on translation of assets and liabilities in foreign
   currencies (Note 5)                                             183,882,073
------------------------------------------------------------------------------
Total -- representing net assets applicable to outstanding
   capital stock                                                $3,226,751,189
==============================================================================

Net assets applicable to outstanding
   shares:                                Class A                            $2,392,774,288
                                          Class B                            $  369,487,313
                                          Class C                            $   20,332,352
                                          Class I                            $  298,304,650
                                          Class R2                           $        5,135
                                          Class R3                           $        5,143
                                          Class R4                           $  145,831,935
                                          Class R5                           $        5,159
                                          Class W                            $        5,214
Net asset value per share of outstanding
   capital stock:                         Class A shares(1)    73,100,079    $        32.73
                                          Class B shares       12,401,019    $        29.79
                                          Class C shares          682,923    $        29.77
                                          Class I shares        8,893,003    $        33.54
                                          Class R2 shares             155    $        33.13
                                          Class R3 shares             155    $        33.18
                                          Class R4 shares       4,373,779    $        33.34
                                          Class R5 shares             155    $        33.28
                                          Class W shares              157    $        33.21
-------------------------------------------------------------------------------------------
* Including securities on loan, at value
   (Note 6)                                                                  $   33,616,930
-------------------------------------------------------------------------------------------

(1) The maximum offering price per share for Class A is $34.73. The offering price is calculated by dividing the net asset value by 1.0 minus the maximum sales charge of 5.75%.

See accompanying notes to financial statements.

--------------------------------------------------------------------------------

                               RIVERSOURCE GROWTH FUND -- 2007 ANNUAL REPORT  21

STATEMENT OF OPERATIONS
YEAR ENDED JULY 31, 2007

INVESTMENT INCOME
Income:
Dividends                                                     $ 59,682,896
Interest                                                         1,270,908
Income distributions from affiliated money market fund (Note
   8)                                                            5,549,293
Fee income from securities lending (Note 6)                        524,804
   Less foreign taxes withheld                                  (1,474,003)
--------------------------------------------------------------------------
Total income                                                    65,553,898
--------------------------------------------------------------------------
Expenses (Note 2):
Investment management services fee                              22,705,786
Distribution fee
   Class A                                                       6,060,271
   Class B                                                       4,642,489
   Class C                                                         201,604
   Class R2                                                             16
   Class R3                                                              8
   Class W                                                               9
Transfer agency fee
   Class A                                                       4,761,442
   Class B                                                         999,373
   Class C                                                          41,758
   Class R2                                                              2
   Class R3                                                              2
   Class R4                                                        221,474
   Class R5                                                              2
   Class W                                                               7
Service fee -- Class R4                                             93,050
Administrative services fees and expenses                        1,763,087
Plan administration services fee
   Class R2                                                              8
   Class R3                                                              8
   Class R4                                                        311,647
Compensation of board members                                       62,840
Custodian fees                                                     303,550
Printing and postage                                               482,500
Registration fees                                                  133,300
Professional fees                                                   95,538
Other                                                              147,342
--------------------------------------------------------------------------
Total expenses                                                  43,027,113
   Earnings and bank fee credits on cash balances (Note 2)        (270,712)
--------------------------------------------------------------------------
Total net expenses                                              42,756,401
--------------------------------------------------------------------------
Investment income (loss) -- net                                 22,797,497
--------------------------------------------------------------------------

--------------------------------------------------------------------------------

 22 RIVERSOURCE GROWTH FUND -- 2007 ANNUAL REPORT

YEAR ENDED JULY 31, 2007

REALIZED AND UNREALIZED GAIN (LOSS) -- NET
Net realized gain (loss) on:
   Security transactions (Note 3)                             $247,504,400
   Foreign currency transactions                                    31,204
   Options contracts written (Note 7)                           (2,403,085)
--------------------------------------------------------------------------
Net realized gain (loss) on investments                        245,132,519
Net change in unrealized appreciation (depreciation) on
   investments
   and on translation of assets and liabilities in foreign
   currencies                                                  227,422,901
--------------------------------------------------------------------------
Net gain (loss) on investments and foreign currencies          472,555,420
--------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from
   operations                                                 $495,352,917
==========================================================================

See accompanying notes to financial statements.

--------------------------------------------------------------------------------

                               RIVERSOURCE GROWTH FUND -- 2007 ANNUAL REPORT  23

STATEMENTS OF CHANGES IN NET ASSETS

YEAR ENDED JULY 31,                                         2007              2006
OPERATIONS AND DISTRIBUTIONS
Investment income (loss) -- net                        $   22,797,497    $   21,536,361
Net realized gain (loss) on investments                   245,132,519       378,492,867
Net change in unrealized appreciation (depreciation)
   on investments and on translation of assets and
   liabilities in foreign currencies                      227,422,901      (369,575,760)
---------------------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from
   operations                                             495,352,917        30,453,468
---------------------------------------------------------------------------------------
Distributions to shareholders from:
   Net investment income
      Class A                                             (17,087,134)         (766,414)
      Class C                                                 (21,069)               --
      Class I                                              (3,983,286)         (240,149)
      Class R2                                                    (55)              N/A
      Class R3                                                    (55)              N/A
      Class R4                                             (1,999,289)         (164,443)
      Class R5                                                    (56)              N/A
      Class W                                                     (55)              N/A
---------------------------------------------------------------------------------------
Total distributions                                       (23,090,999)       (1,171,006)
---------------------------------------------------------------------------------------
CAPITAL SHARE TRANSACTIONS (NOTE 4)
Proceeds from sales
   Class A shares (Note 2)                                279,305,597       723,627,727
   Class B shares                                          40,223,465       155,729,842
   Class C shares                                           3,730,834         8,410,448
   Class I shares                                         102,896,983       109,795,697
   Class R2 shares                                              5,000               N/A
   Class R3 shares                                              5,000               N/A
   Class R4 shares                                         28,815,906        54,128,249
   Class R5 shares                                              5,000               N/A
   Class W shares                                               5,000               N/A
Reinvestment of distributions at net asset value
   Class A shares                                          16,669,054           748,320
   Class C shares                                              20,543                --
   Class I shares                                           3,983,218           240,142
   Class R4 shares                                          1,999,289           164,443

--------------------------------------------------------------------------------

 24 RIVERSOURCE GROWTH FUND -- 2007 ANNUAL REPORT

YEAR ENDED JULY 31,                                         2007              2006
Payments for redemptions
   Class A shares                                        (574,909,608)     (500,308,297)
   Class B shares (Note 2)                               (201,026,288)     (269,341,808)
   Class C shares (Note 2)                                 (4,753,464)       (4,706,122)
   Class I shares                                        (110,663,694)       (3,449,675)
   Class R2 shares                                                 --               N/A
   Class R3 shares                                                 --               N/A
   Class R4 shares                                       (184,854,678)      (96,349,570)
   Class R5 shares                                                 --               N/A
   Class W shares                                                  --               N/A
---------------------------------------------------------------------------------------
Increase (decrease) in net assets from capital share
   transactions                                          (598,542,843)      178,689,396
---------------------------------------------------------------------------------------
Total increase (decrease) in net assets                  (126,280,925)      207,971,858
Net assets at beginning of year                         3,353,032,114     3,145,060,256
---------------------------------------------------------------------------------------
Net assets at end of year                              $3,226,751,189    $3,353,032,114
=======================================================================================
Undistributed net investment income                    $   21,380,472    $   21,642,770
---------------------------------------------------------------------------------------

See accompanying notes to financial statements.

--------------------------------------------------------------------------------

                               RIVERSOURCE GROWTH FUND -- 2007 ANNUAL REPORT  25

NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Fund is a series of RiverSource Large Cap Series, Inc. and is registered under the Investment Company Act of 1940 (as amended) as a diversified, open-end management investment company. RiverSource Large Cap Series, Inc. has 10 billion authorized shares of capital stock that can be allocated among the separate series as designated by the Board. The Fund invests primarily in common stocks of U.S. and foreign companies that appear to offer growth opportunities.

The Fund offers Class A, Class B, Class C, Class I and Class R4 shares.

-  Class A shares are sold with a front-end sales charge.

- Class B shares may be subject to a contingent deferred sales charge (CDSC) and automatically convert to Class A shares during the ninth year of ownership.

-  Class C shares may be subject to a CDSC.

- Class I and Class R4 shares have no sales charge and are offered only to qualifying institutional investors.

Effective Dec. 11, 2006, the Board approved renaming Class Y as Class R4, terminating the shareholder servicing agreement, revising the fee structure under the transfer agent agreement from account-based to asset-based, and adopting a plan administration services agreement.

At July 31, 2007, Ameriprise Financial, Inc. (Ameriprise Financial), the parent company of RiverSource Investments, LLC (the Investment Manager) and the affiliated funds-of-funds owned 100% of Class I shares.

Effective Dec. 11, 2006, the Fund offers additional classes of shares, Class R2, Class R3 and Class R5, to certain institutional investors. These shares are sold without a front-end sales charge or CDSC. At July 31, 2007, Ameriprise Financial owned 100% of Class R2, Class R3 and Class R5 shares.

Effective Dec. 1, 2006, the Fund offers an additional class of shares, Class W, through qualifying discretionary accounts. Class W shares are sold without a front-end sales charge or CDSC. At July 31, 2007, Ameriprise Financial owned 100% of Class W shares.

All classes of shares have identical voting, dividend and liquidation rights. Class specific expenses (e.g., distribution and service fees, transfer agency fees, plan administration fees) differ among classes. Income, expenses (other than class specific expenses) and realized and unrealized gains or losses on investments are allocated to each class of shares based upon its relative net assets.

--------------------------------------------------------------------------------

 26 RIVERSOURCE GROWTH FUND -- 2007 ANNUAL REPORT

The Fund's significant accounting policies are summarized below:

USE OF ESTIMATES

Preparing financial statements that conform to U.S. generally accepted accounting principles requires management to make estimates (e.g., on assets, liabilities and contingent assets and liabilities) that could differ from actual results.

VALUATION OF SECURITIES

All securities are valued at the close of each business day. Securities traded on national securities exchanges or included in national market systems are valued at the last quoted sales price. Debt securities are generally traded in the over-the-counter market and are valued at a price that reflects fair value as quoted by dealers in these securities or by an independent pricing service. Foreign securities are valued based on quotations from the principal market in which such securities are normally traded. The procedures adopted by the Board of Directors of the funds generally contemplate the use of fair valuation in the event that price quotations or valuations are not readily available, price quotations or valuations from other sources are not reflective of market value and thus deemed unreliable, or a significant event has occurred in relation to a security or class of securities (such as foreign equities) that is not reflected in price quotations or valuations from other sources. A fair value price is a good faith estimate of the value of a security at a given point in time. Many securities markets and exchanges outside the U.S. close prior to the close of the New York Stock Exchange and therefore the closing prices for securities in such markets or on such exchanges may not fully reflect events that occur after such close but before the close of the New York Stock Exchange, including significant movements in the U.S. market after foreign exchanges have closed. Accordingly, in those situations, Ameriprise Financial will fair value foreign equity securities pursuant to procedures adopted by the Board of Directors of the funds, including utilizing a third party pricing service to determine these fair values. These procedures take into account multiple factors, including movements in the U.S. securities markets, to determine a good faith estimate that reasonably reflects the current market conditions as of the close of the New York Stock Exchange. Swap transactions are valued through an authorized pricing service, broker, or an internal model. Short-term securities maturing in more than 60 days from the valuation date are valued at the market price or approximate market value based on current interest rates; those maturing in 60 days or less are valued at amortized cost.

ILLIQUID SECURITIES

At July 31, 2007, investments in securities included issues that are illiquid which, the Fund currently limits to 15% of net assets, at market value, at the time of purchase. Prior to July 12, 2007, the Fund limited the percent held in securities and other instruments that were illiquid to 10% of the Fund's net assets. The aggregate value of such securities as of July 31, 2007 was $56,896,887 representing 1.8% of net assets. These securities may be valued at fair value

--------------------------------------------------------------------------------

                               RIVERSOURCE GROWTH FUND -- 2007 ANNUAL REPORT  27
according to procedures approved, in good faith, by the Board. According to board guidelines, certain unregistered securities are determined to be liquid and are not included within the 15% limitation specified above. Assets are liquid if they can be sold or disposed of in the ordinary course of business within seven days at approximately the value which the asset is valued by the Fund.

OPTION TRANSACTIONS

To produce incremental earnings, protect gains and facilitate buying and selling of securities for investments, the Fund may buy and write options traded on any U.S. or foreign exchange or in the over-the-counter market where completing the obligation depends upon the credit standing of the other party. Cash collateral may be collected by the Fund to secure certain over-the-counter options trades. Cash collateral held by the Fund for such option trades must be returned to the counterparty upon closure, exercise or expiration of the contract. The Fund also may buy and sell put and call options and write covered call options on portfolio securities as well as write cash-secured put options. The risk in writing a call option is that the Fund gives up the opportunity for profit if the market price of the security increases. The risk in writing a put option is that the Fund may incur a loss if the market price of the security decreases and the option is exercised. The risk in buying an option is that the Fund pays a premium whether or not the option is exercised. The Fund also has the additional risk of being unable to enter into a closing transaction if a liquid secondary market does not exist.

Option contracts are valued daily at the closing prices on their primary exchanges and unrealized appreciation or depreciation is recorded. The Fund will realize a gain or loss when the option transaction expires or closes. When an option is exercised, the proceeds on sales for a written call option, the purchase cost for a written put option or the cost of a security for a purchased put or call option is adjusted by the amount of premium received or paid.

FUTURES TRANSACTIONS

To gain exposure to or protect itself from market changes, the Fund may buy and sell financial futures contracts traded on any U.S. or foreign exchange. The Fund also may buy and write put and call options on these futures contracts. Risks of entering into futures contracts and related options include the possibility of an illiquid market and that a change in the value of the contract or option may not correlate with changes in the value of the underlying securities.

Futures are valued daily based upon the last sale price at the close of market on the principal exchange on which they are traded. Upon entering into a futures contract, the Fund is required to deposit either cash or securities in an amount (initial margin) equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Fund each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses. The Fund recognizes a realized gain or

--------------------------------------------------------------------------------

 28 RIVERSOURCE GROWTH FUND -- 2007 ANNUAL REPORT loss when the contract is closed or expires. At July 31, 2007, the Fund had no outstanding futures contracts.

FOREIGN CURRENCY TRANSLATIONS AND FORWARD FOREIGN CURRENCY CONTRACTS

Securities and other assets and liabilities denominated in foreign currencies are translated daily into U.S. dollars. Foreign currency amounts related to the purchase or sale of securities and income and expenses are translated at the exchange rate on the transaction date. The effect of changes in foreign exchange rates on realized and unrealized security gains or losses is reflected as a component of such gains or losses. In the statement of operations, net realized gains or losses from foreign currency transactions, if any, may arise from sales of foreign currency, closed forward contracts, exchange gains or losses realized between the trade date and settlement date on securities transactions, and other translation gains or losses on dividends, interest income and foreign withholding taxes. At July 31, 2007, foreign currency holdings consisted of multiple denominations, primarily Malaysian Ringgits and Indonesian Rupiahs.

The Fund may enter into forward foreign currency exchange contracts for operational purposes and to protect against adverse exchange rate fluctuation. The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund and the resulting unrealized appreciation or depreciation are determined using foreign currency exchange rates from an independent pricing service. The Fund is subject to the credit risk that the other party will not complete its contract obligations.

GUARANTEES AND INDEMNIFICATIONS

Under the Fund's organizational documents, its officers and directors are indemnified against certain liabilities arising out of the performance of their duties to the Fund. In addition, certain of the Fund's contracts with its service providers contain general indemnification clauses. The Fund's maximum exposure under these arrangements is unknown since the amount of any future claims that may be made against the Fund cannot be determined and the Fund has no historical basis for predicting the likelihood of any such claims.

FEDERAL TAXES

The Fund's policy is to comply with Subchapter M of the Internal Revenue Code that applies to regulated investment companies and to distribute substantially all of its taxable income to the shareholders. No provision for income or excise taxes is thus required.

Net investment income (loss) and net realized gains (losses) may differ for financial statement and tax purposes primarily because of deferred losses on certain futures contracts and losses deferred due to "wash sale" transactions. The character of distributions made during the year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to the timing of dividend distributions, the fiscal year in

--------------------------------------------------------------------------------

                               RIVERSOURCE GROWTH FUND -- 2007 ANNUAL REPORT  29
which amounts are distributed may differ from the year that the income or realized gains (losses) were recorded by the Fund.

On the statement of assets and liabilities, as a result of permanent book-to-tax differences, undistributed net investment income has been increased by $31,204 and accumulated net realized loss has been increased by $31,204.

The tax character of distributions paid for the years indicated is as follows:

YEAR ENDED JULY 31,                                     2007          2006
----------------------------------------------------------------------------
CLASS A
Distributions paid from:
      Ordinary income............................    $17,087,134    $766,414
      Long-term capital gain.....................             --          --
CLASS B
Distributions paid from:
      Ordinary income............................             --          --
      Long-term capital gain.....................             --          --
CLASS C
Distributions paid from:
      Ordinary income............................         21,069          --
      Long-term capital gain.....................             --          --
CLASS I
Distributions paid from:
      Ordinary income............................      3,983,286     240,149
      Long-term capital gain.....................             --          --
CLASS R2(A)
Distributions paid from:
      Ordinary income............................             55         N/A
      Long-term capital gain.....................             --         N/A
CLASS R3(A)
Distributions paid from:
      Ordinary income............................             55         N/A
      Long-term capital gain.....................             --         N/A
CLASS R4(B)
Distributions paid from:
      Ordinary income............................      1,999,289     164,443
      Long-term capital gain.....................             --          --
CLASS R5(A)
Distributions paid from:
      Ordinary income............................             56         N/A
      Long-term capital gain.....................             --         N/A

--------------------------------------------------------------------------------

 30 RIVERSOURCE GROWTH FUND -- 2007 ANNUAL REPORT

YEAR ENDED JULY 31,                                     2007          2006
----------------------------------------------------------------------------
CLASS W(C)
Distributions paid from:
      Ordinary income............................    $        55         N/A
      Long-term capital gain.....................             --         N/A

(a)  For the period from Dec. 11, 2006 (inception date) to July 31, 2007.
(b)  Effective Dec. 11, 2006, Class Y was renamed Class R4.
(c)  For the period from Dec. 1, 2006 (inception date) to July 31, 2007.

At July 31, 2007, the components of distributable earnings on a tax basis are as follows:

Undistributed ordinary income............................    $  23,220,406
Undistributed accumulated long-term gain.................    $          --
Accumulated realized loss................................    $(284,278,656)
Unrealized appreciation (depreciation)...................    $ 151,815,525

RECENT ACCOUNTING PRONOUNCEMENTS

On Sept. 20, 2006, the Financial Accounting Standards Board (FASB) released Statement of Financial Accounting Standards No. 157 "Fair Value Measurements" (SFAS 157). SFAS 157 establishes an authoritative definition of fair value, sets out a framework for measuring fair value, and requires additional disclosures about fair-value measurements. The application of SFAS 157 is required for fiscal years beginning after Nov. 15, 2007 and interim periods within those fiscal years. The impact of SFAS 157 on the Fund's financial statements is being evaluated.

In June 2006, the FASB issued FASB Interpretation 48 (FIN 48), "Accounting for Uncertainty in Income Taxes." FIN 48 clarifies the accounting for uncertainty in income taxes recognized in accordance with FASB Statement 109, "Accounting for Income Taxes." FIN 48 prescribes a two-step process to recognize and measure a tax position taken or expected to be taken in a tax return. The first step is to determine whether a tax position has met the more-likely-than-not recognition threshold and the second step is to measure a tax position that meets the threshold to determine the amount of benefit to recognize. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after Dec. 15, 2006. Tax positions of the Fund are being evaluated to determine the impact, if any, to the Fund. The adoption of FIN 48 is not anticipated to have a material impact on the Fund.

DIVIDENDS TO SHAREHOLDERS

An annual dividend from net investment income, declared and paid at the end of the calendar year, when available, is reinvested in additional shares of the Fund at net asset value or payable in cash. Capital gains, when available, are distributed along with the income dividend.

--------------------------------------------------------------------------------

                               RIVERSOURCE GROWTH FUND -- 2007 ANNUAL REPORT  31

OTHER

Security transactions are accounted for on the date securities are purchased or sold. Interest income, including amortization of premium, market discount and original issue discount using the effective interest method, is accrued daily.

2. EXPENSES AND SALES CHARGES

Under an Investment Management Services Agreement, the Investment Manager determines which securities will be purchased, held or sold. The management fee is a percentage of the Fund's average daily net assets that declines from 0.60% to 0.375% annually as the Fund's assets increase. The fee may be adjusted upward or downward by a performance incentive adjustment based on a comparison of the performance of Class A shares of the Fund to the Lipper Large-Cap Growth Funds Index. In certain circumstances, the Board may approve a change in the index. The maximum adjustment is 0.12% per year. If the performance difference is less than 0.50%, the adjustment will be zero. The adjustment increased the fee by $2,987,141 for the year ended July 31, 2007. The management fee for the year ended July 31, 2007, was 0.66% of the Fund's average daily net assets, including an adjustment under the terms of the performance incentive agreement.

Under an Administrative Services Agreement, the Fund pays Ameriprise Financial a fee for administration and accounting services at a percentage of the Fund's average daily net assets that declines from 0.06% to 0.03% annually as the Fund's assets increase.

Other expenses in the amount of $32,815 are for, among other things, certain expenses of the Fund or the Board including: Fund boardroom and office expense, employee compensation, employee health and retirement benefits, and certain other expenses. Payment of these Fund and Board expenses is facilitated by a company providing limited administrative services to the Fund and the Board.

Compensation of Board members includes, for a former Board Chair, compensation as well as retirement benefits. Certain other aspects of a Board Chair's compensation, including health benefits and payment of certain other expenses, are included under other expenses.

Under a Deferred Compensation Plan (the Plan), non-interested board members may defer receipt of their compensation. Deferred amounts are treated as though equivalent dollar amounts had been invested in shares of the Fund or other RiverSource funds. The Fund's liability for these amounts is adjusted for market value changes and remains in the Fund until distributed in accordance with the Plan.

Professional fees include fees paid by the Fund for legal services and independent registered public accounting firm services.

--------------------------------------------------------------------------------

 32 RIVERSOURCE GROWTH FUND -- 2007 ANNUAL REPORT

Under a Transfer Agency Agreement, RiverSource Service Corporation (the Transfer Agent) maintains shareholder accounts and records. The Fund pays the Transfer Agent an annual fee per shareholder account for this service as follows:

-  Class A $19.50

-  Class B $20.50

-  Class C $20.00

Effective Dec. 11, 2006, as part of the Board's approval to rename Class Y as Class R4, the fee structure under the Transfer Agency Agreement was revised from an account-based fee for Class Y to an asset-based fee for Class R4. The Fund pays the Transfer Agent an annual asset-based fee at a rate of 0.05% of the Fund's average daily net asset attributable to Class R4 shares. Prior to Dec. 11, 2006, the Fund paid the Transfer Agent an annual account-based fee of $17.50 per shareholder account.

In addition, the Fund pays the Transfer Agent an annual asset-based fee at a rate of 0.05% of the Fund's average daily net assets attributable to Class R2, Class R3 and Class R5 shares and an annual asset-based fee at a rate of 0.20% of the Fund's average daily net assets attributable to Class W shares.

Prior to Dec. 11, 2006, Class I paid a transfer agency fee at an annual rate per shareholder account of $1. Effective Dec. 11, 2006, this fee was eliminated.

The Transfer Agent charges an annual fee of $5 per inactive account, charged on a pro rata basis for 12 months from the date the account becomes inactive. These fees are included in the transfer agency fees on the statement of operations.

The Fund has agreements with Ameriprise Financial Services, Inc. and RiverSource Distributors, Inc. (collectively, the Distributor) for distribution and shareholder services. Under a Plan and Agreement of Distribution pursuant to Rule 12b-1, the Fund pays a fee at an annual rate of up to 0.25% of the Fund's average daily net assets attributable to Class A, Class R3 and Class W shares, a fee at an annual rate of up to 0.50% of the Fund's average daily net assets attributable to Class R2 shares and a fee at an annual rate of up to 1.00% of the Fund's average daily net assets attributable to Class B and Class C shares.

Effective Dec. 11, 2006, a Plan Administration Services Agreement was adopted for the restructured Class R4 and the introduction of Class R2 and Class R3. The fee is calculated at a rate of 0.25% of the Fund's average daily net assets attributable to Class R2, Class R3 and Class R4 shares.

Prior to Dec. 11, 2006, under a Shareholder Service Agreement, the Fund paid the Distributor a fee for service provided to shareholders by the Distributor and other servicing agents with respect to Class Y shares. The fee was calculated at a rate of 0.10% of the Fund's average daily net assets attributable to Class Y shares. Effective Dec. 11, 2006, this agreement was terminated.

--------------------------------------------------------------------------------

                               RIVERSOURCE GROWTH FUND -- 2007 ANNUAL REPORT  33

Sales charges received by the Distributor for distributing Fund shares were $2,629,101 for Class A, $396,657 for Class B and $2,421 for Class C for the year ended July 31, 2007.

In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the funds in which it invests (also referred to as "acquired funds"), including affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange traded funds). Because the acquired funds have varied expense and fee levels and the Fund may own different proportions of acquired funds at different times, the amount of fees and expenses incurred indirectly by the Fund will vary.

Effective Dec. 11, 2006, with the renaming of Class Y as Class R4, the Investment Manager and its affiliates have contractually agreed to waive certain fees and expenses until July 31, 2008, unless sooner terminated at the discretion of the Board, such that net expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment, will not exceed 0.97% for Class R4.

During the year ended July 31, 2007, the Fund's custodian and transfer agency fees were reduced by $270,712 as a result of earnings and bank fee credits from overnight cash balances. The Fund also pays custodian fees to Ameriprise Trust Company, an affiliate of Ameriprise Financial.

3. SECURITIES TRANSACTIONS

Cost of purchases and proceeds from sales of securities (other than short-term obligations) aggregated $3,263,138,796 and $3,915,171,059, respectively, for the year ended July 31, 2007. Realized gains and losses are determined on an identified cost basis.

--------------------------------------------------------------------------------

 34 RIVERSOURCE GROWTH FUND -- 2007 ANNUAL REPORT

4. CAPITAL SHARE TRANSACTIONS

Transactions in shares of capital stock for the years indicated are as follows:

                                               YEAR ENDED JULY 31, 2007
                                          ISSUED FOR
                                          REINVESTED                             NET
                              SOLD       DISTRIBUTIONS     REDEEMED      INCREASE (DECREASE)
--------------------------------------------------------------------------------------------
Class A                     8,592,129       525,999       (18,184,913)       (9,066,785)
Class B                     1,395,545            --        (6,731,640)       (5,336,095)
Class C                       129,341           709          (165,607)          (35,557)
Class I                     3,255,973       123,015        (3,216,500)          162,488
Class R2(a)                       155            --                --               155
Class R3(a)                       155            --                --               155
Class R4(b)                   887,179        62,013        (5,678,782)       (4,729,590)
Class R5(a)                       155            --                --               155
Class W(c)                        157            --                --               157
--------------------------------------------------------------------------------------------

                                               YEAR ENDED JULY 31, 2006
                                          ISSUED FOR
                                          REINVESTED                             NET
                              SOLD       DISTRIBUTIONS     REDEEMED      INCREASE (DECREASE)
--------------------------------------------------------------------------------------------
Class A                    25,321,178        25,727       (17,311,509)        8,035,396
Class B                     5,918,299            --       (10,403,829)       (4,485,530)
Class C                       320,095            --          (178,061)          142,034
Class I                     3,763,917         8,083          (113,992)        3,658,008
Class R4(b)                 1,827,502         5,559        (3,287,393)       (1,454,332)
--------------------------------------------------------------------------------------------

(a)  For the period from Dec. 11, 2006 (inception date) to July 31, 2007.
(b)  Effective Dec. 11, 2006, Class Y was renamed Class R4.
(c)  For the period from Dec. 1, 2006 (inception date) to July 31, 2007.

5. FORWARD FOREIGN CURRENCY CONTRACTS

At July 31, 2007, the Fund had forward foreign currency exchange contracts that obligate it to deliver currencies at specified future dates. The unrealized appreciation on these contracts is included in the accompanying financial

--------------------------------------------------------------------------------

                               RIVERSOURCE GROWTH FUND -- 2007 ANNUAL REPORT  35
statements. See "Summary of significant accounting policies." The terms of the open contracts are as follows:

                              CURRENCY TO          CURRENCY TO      UNREALIZED       UNREALIZED
EXCHANGE DATE                 BE DELIVERED         BE RECEIVED     APPRECIATION     DEPRECIATION
-------------------------------------------------------------------------------------------------
Aug. 2, 2007                          6,981,334       9,552,887     $      813           $--
                         European Monetary Unit     U.S. Dollar
Aug. 17, 2007                        50,696,127     103,626,432        677,588           --
                                  British Pound     U.S. Dollar
Aug. 17, 2007                        57,500,000     117,557,025        791,526           --
                                  British Pound     U.S. Dollar
Aug. 30, 2007                        35,500,000      48,698,084         72,556           --
                         European Monetary Unit     U.S. Dollar
Aug. 30, 2007                        36,083,023      49,507,712         83,599           --
                         European Monetary Unit     U.S. Dollar
-------------------------------------------------------------------------------------------------
Total                                                               $1,626,082           $--
-------------------------------------------------------------------------------------------------

6. LENDING OF PORTFOLIO SECURITIES

In order to generate additional income, the Fund may lend securities representing up to one-third of the value of its total assets (which includes collateral for securities on loan) to broker-dealers, banks, or other institutional borrowers of securities. The Fund receives collateral in the form of cash and U.S. government securities, equal to at least 100% of the value of securities loaned, which is marked to the market value of the loaned securities daily until the securities are returned, e.g., if the value of the securities on loan increases, additional cash collateral is provided by the borrower. The Investment Manager serves as securities lending agent for the Fund under the investment management services agreement pursuant to which the Fund has agreed to reimburse the Investment Manager for expenses incurred by it in connection with the lending program, and pursuant to guidelines adopted by and under the oversight of the Board. At July 31, 2007, securities valued at $33,616,930 were on loan to brokers. For collateral, the Fund received $37,808,900 in cash. Cash collateral received is invested in an affiliated money market fund and short-term securities, including U.S. government securities or other high-grade debt obligations, which are included in the "Investments in securities." Income from securities lending amounted to $524,804 for the year ended July 31, 2007. Expenses paid to the Investment Manager were $7,621 for the year ended July 31, 2007, which are included in other expenses on the statement of operations. The risks to the Fund of securities lending are that the borrower may not provide additional collateral when required or return the securities when due.

--------------------------------------------------------------------------------

 36 RIVERSOURCE GROWTH FUND -- 2007 ANNUAL REPORT

7. OPTIONS CONTRACTS WRITTEN

Contracts and premiums associated with options contracts written are as follows:

                                       CALLS                        PUTS
                              CONTRACTS     PREMIUMS      CONTRACTS     PREMIUMS
----------------------------------------------------------------------------------
Balance July 31, 2006            2,515     $ 5,531,700          --     $        --
Opened                          91,990      10,349,937      42,040       5,339,080
Closed                         (24,901)     (8,220,882)    (16,816)     (2,135,632)
Expired                        (33,290)     (2,544,441)         --              --
----------------------------------------------------------------------------------
Balance July 31, 2007           36,314     $ 5,116,314      25,224     $ 3,203,448
----------------------------------------------------------------------------------

See "Summary of significant accounting policies."

8. AFFILIATED MONEY MARKET FUND

The Fund may invest its daily cash balance in RiverSource Short-Term Cash Fund, a money market fund established for the exclusive use of the RiverSource funds and other institutional clients of RiverSource Investments. Cost of purchases and proceeds from sales aggregated $1,512,404,501 and $1,436,533,720, respectively, for the year ended July 31, 2007.

9. BANK BORROWINGS

The Fund has a revolving credit agreement with a syndicate of banks headed by JPMorgan Chase Bank, N.A. (JPMCB), whereby the Fund may borrow for the temporary funding of shareholder redemptions or for other temporary or emergency purposes. The agreement went into effect Sept. 19, 2006. The Fund must maintain asset coverage for borrowings of at least 300%. The agreement, which enables the Fund to participate with other RiverSource funds, permits borrowings up to $500 million, collectively. Interest is charged to each Fund based on its borrowings at a rate equal to either the higher of the Federal Funds Effective Rate plus 0.40% or the JPMCB Prime Commercial Lending Rate. Borrowings are payable within 60 days after such loan is executed. The Fund also pays a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.06% per annum. Prior to this agreement, the Fund paid a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.07% per annum. The Fund had no borrowings under the facility outstanding during the year ended July 31, 2007.

10. CAPITAL LOSS CARRY-OVER

For federal income tax purposes, the Fund had a capital loss carry-over of $284,278,656 at July 31, 2007, that if not offset by capital gains will expire in 2011. It is unlikely the Board will authorize a distribution of any net realized capital gains until the available capital loss carry-over has been offset or expires.

--------------------------------------------------------------------------------

                               RIVERSOURCE GROWTH FUND -- 2007 ANNUAL REPORT  37

11. INFORMATION REGARDING PENDING AND SETTLED LEGAL PROCEEDINGS

In June 2004, an action captioned John E. Gallus et al. v. American Express Financial Corp. and American Express Financial Advisors Inc., was filed in the United States District Court for the District of Arizona. The plaintiffs allege that they are investors in several American Express Company mutual funds and they purport to bring the action derivatively on behalf of those funds under the Investment Company Act of 1940. The plaintiffs allege that fees allegedly paid to the defendants by the funds for investment advisory and administrative services are excessive. The plaintiffs seek remedies including restitution and rescission of investment advisory and distribution agreements. The plaintiffs voluntarily agreed to transfer this case to the United States District Court for the District of Minnesota. In response to defendants' motion to dismiss the complaint, the Court dismissed one of plaintiffs' four claims and granted plaintiffs limited discovery. Defendants moved for summary judgment in April 2007. Summary judgment was granted in the defendants' favor on July 9, 2007. The plaintiffs may file a notice of appeal with the Eight Circuit Court of Appeals within 30 days from the date of judgment.

In December 2005, without admitting or denying the allegations, American Express Financial Corporation (AEFC, which is now known as Ameriprise Financial, Inc. (Ameriprise Financial)), the parent company of RiverSource Investments, LLC (RiverSource Investments), entered into settlement agreements with the Securities and Exchange Commission (SEC) and Minnesota Department of Commerce
(MDOC) related to market timing activities. In connection with these matters, the SEC and MDOC issued orders (the Orders) alleging that AEFC violated certain provisions of the federal and Minnesota securities laws by failing to adequately disclose market timing activities by allowing certain identified market timers to continue to market time contrary to disclosures in mutual fund and variable annuity product prospectuses. The Orders also alleged that AEFC failed to implement procedures to detect and prevent market timing in 401(k) plans for employees of AEFC and related companies and failed to adequately disclose that there were no such procedures. Pursuant to the MDOC Order, the MDOC also alleged that AEFC allowed inappropriate market timing to occur by failing to have written policies and procedures and failing to properly supervise its employees.

As a result of the Orders, AEFC was censured and ordered to cease and desist from committing or causing any violations of certain provisions of the Investment Advisers Act of 1940, the Investment Company Act of 1940, and various Minnesota laws. Pursuant to the terms of the Orders, AEFC agreed to pay disgorgement of $10 million and civil money penalties of $7 million. AEFC also agreed to make presentations at least annually to its board of directors and the relevant mutual funds' board that include an overview of policies and procedures to prevent market timing, material changes to these policies and procedures and

--------------------------------------------------------------------------------

 38 RIVERSOURCE GROWTH FUND -- 2007 ANNUAL REPORT whether disclosures related to market timing are consistent with the SEC order and federal securities laws. AEFC also agreed to retain an independent distribution consultant to assist in developing a plan for distribution of all disgorgement and civil penalties ordered by the SEC in accordance with various undertakings detailed at http://www.sec.gov/litigation/admin/ia-2451.pdf. In addition, AEFC agreed to complete and submit to the MDOC a compliance review of its procedures regarding market timing within one year of the MDOC Order, including a summary of actions taken to ensure compliance with applicable laws and regulations and certification by a senior officer regarding compliance and supervisory procedures.

Ameriprise Financial and its affiliates have cooperated with the SEC and the MDOC in these legal proceedings, and have made regular reports to the RiverSource Funds' Boards of Directors/Trustees.

Ameriprise Financial and certain of its affiliates have historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions, and governmental actions, concerning matters arising in connection with the conduct of their business activities. Ameriprise Financial believes that the Funds are not currently the subject of, and that neither Ameriprise Financial nor any of its affiliates are the subject of, any pending legal, arbitration or regulatory proceedings that are likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds. Ameriprise Financial is required to make 10-Q, 10-K and, as necessary, 8-K filings with the Securities and Exchange Commission on legal and regulatory matters that relate to Ameriprise Financial and its affiliates. Copies of these filings may be obtained by accessing the SEC website at www.sec.gov.

There can be no assurance that these matters, or the adverse publicity associated with them, will not result in increased fund redemptions, reduced sale of fund shares or other adverse consequences to the Funds. Further, although we believe proceedings are not likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds, these proceedings are subject to uncertainties and, as such, we are unable to estimate the possible loss or range of loss that may result. An adverse outcome in one or more of these proceedings could result in adverse judgments, settlements, fines, penalties or other relief that could have a material adverse effect on the consolidated financial condition or results of operations of Ameriprise Financial.

--------------------------------------------------------------------------------

                               RIVERSOURCE GROWTH FUND -- 2007 ANNUAL REPORT  39

12. FINANCIAL HIGHLIGHTS

The tables below show certain important financial information for evaluating the Fund's results.

CLASS A

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED JULY 31,            2007              2006           2005           2004           2003
Net asset value, beginning of period     $28.61         $28.34         $23.73         $22.80         $20.88
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .23(b)         .18            .04            .02             --
Net gains (losses) (both realized and
 unrealized)                               4.11            .10           4.57            .91           1.92
-----------------------------------------------------------------------------------------------------------
Total from investment operations           4.34            .28           4.61            .93           1.92
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.22)          (.01)            --             --             --
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period           $32.73         $28.61         $28.34         $23.73         $22.80
-----------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                               $2,393         $2,351         $2,101         $2,117         $2,263
-----------------------------------------------------------------------------------------------------------
Ratio of expenses to average daily
 net assets(c),(d)                        1.19%          1.14%          1.19%          1.03%          1.21%
-----------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss)
 to average daily net assets               .71%           .72%           .16%           .07%            --%
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate
 (excluding short-term securities)          98%           134%           136%           171%           205%
-----------------------------------------------------------------------------------------------------------
Total return(e)                          15.20%           .98%         19.43%          4.08%          9.20%
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using average shares outstanding method.
(c) Expense ratio is based on total expenses of the Fund before reduction of earnings and bank fee credits on cash balances. Includes the impact of a performance incentive adjustment fee, if any.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e)  Total return does not reflect payment of a sales charge.

--------------------------------------------------------------------------------

 40 RIVERSOURCE GROWTH FUND -- 2007 ANNUAL REPORT

CLASS B

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED JULY 31,            2007              2006           2005           2004           2003
Net asset value, beginning of period     $26.06         $26.01         $21.95         $21.25         $19.61
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)               (.02)(b)       (.05)          (.16)          (.16)          (.17)
Net gains (losses) (both realized and
 unrealized)                               3.75            .10           4.22            .86           1.81
-----------------------------------------------------------------------------------------------------------
Total from investment operations           3.73            .05           4.06            .70           1.64
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period           $29.79         $26.06         $26.01         $21.95         $21.25
-----------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                 $369           $462           $578           $598           $775
-----------------------------------------------------------------------------------------------------------
Ratio of expenses to average daily
 net assets(c),(d)                        1.96%          1.91%          1.97%          1.81%          1.99%
-----------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss)
 to average daily net assets              (.06%)         (.06%)         (.62%)         (.71%)         (.77%)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate
 (excluding short-term securities)          98%           134%           136%           171%           205%
-----------------------------------------------------------------------------------------------------------
Total return(e)                          14.31%           .19%         18.50%          3.29%          8.36%
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using average shares outstanding method.
(c) Expense ratio is based on total expenses of the Fund before reduction of earnings and bank fee credits on cash balances. Includes the impact of a performance incentive adjustment fee, if any.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e)  Total return does not reflect payment of a sales charge.

--------------------------------------------------------------------------------

                               RIVERSOURCE GROWTH FUND -- 2007 ANNUAL REPORT  41

CLASS C

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED JULY 31,            2007              2006           2005           2004           2003
Net asset value, beginning of period     $26.07         $26.01         $21.95         $21.25         $19.62
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)               (.01)(b)       (.04)          (.16)          (.16)          (.17)
Net gains (losses) (both realized and
 unrealized)                               3.74            .10           4.22            .86           1.80
-----------------------------------------------------------------------------------------------------------
Total from investment operations           3.73            .06           4.06            .70           1.63
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.03)            --             --             --             --
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period           $29.77         $26.07         $26.01         $21.95         $21.25
-----------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                  $20            $19            $15            $13            $12
-----------------------------------------------------------------------------------------------------------
Ratio of expenses to average daily
 net assets(c),(d)                        1.95%          1.91%          1.97%          1.81%          2.01%
-----------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss)
 to average daily net assets              (.03%)         (.03%)         (.62%)         (.71%)         (.81%)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate
 (excluding short-term securities)          98%           134%           136%           171%           205%
-----------------------------------------------------------------------------------------------------------
Total return(e)                          14.31%           .23%         18.50%          3.29%          8.31%
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using average shares outstanding method.
(c) Expense ratio is based on total expenses of the Fund before reduction of earnings and bank fee credits on cash balances. Includes the impact of a performance incentive adjustment fee, if any.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e)  Total return does not reflect payment of a sales charge.

--------------------------------------------------------------------------------

 42 RIVERSOURCE GROWTH FUND -- 2007 ANNUAL REPORT

CLASS I

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED JULY 31,            2007              2006           2005        2004(B)
Net asset value, beginning of period     $29.31         $28.93         $24.10         $25.61
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .40(c)         .32            .12            .09
Net gains (losses) (both realized and
 unrealized)                               4.19            .10           4.71          (1.60)
-----------------------------------------------------------------------------------------------------------
Total from investment operations           4.59            .42           4.83          (1.51)
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.36)          (.04)            --             --
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period           $33.54         $29.31         $28.93         $24.10
-----------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                 $298           $256           $147            $18
-----------------------------------------------------------------------------------------------------------
Ratio of expenses to average daily
 net assets(d),(e)                         .74%           .68%           .75%           .57%(f)
-----------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss)
 to average daily net assets              1.21%          1.22%           .55%           .43%(f)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate
 (excluding short-term securities)          98%           134%           136%           171%
-----------------------------------------------------------------------------------------------------------
Total return(g)                          15.70%          1.44%         20.04%         (5.90%)(h)
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b)  For the period from March 4, 2004 (inception date) to July 31, 2004.
(c) Per share amounts have been calculated using average shares outstanding method.
(d) Expense ratio is based on total expenses of the Fund before reduction of earnings and bank fee credits on cash balances. Includes the impact of a performance incentive adjustment fee, if any.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f)  Adjusted to an annual basis.
(g)  Total return does not reflect payment of a sales charge.
(h)  Not annualized.

--------------------------------------------------------------------------------

                               RIVERSOURCE GROWTH FUND -- 2007 ANNUAL REPORT  43

CLASS R2

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED JULY 31,           2007(B)
Net asset value, beginning of period     $32.23
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .13(c)
Net gains (losses) (both realized and
 unrealized)                               1.12
-----------------------------------------------------------------------------------------------------------
Total from investment operations           1.25
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.35)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period           $33.13
-----------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                  $--
-----------------------------------------------------------------------------------------------------------
Ratio of expenses to average daily
 net assets(d),(e)                        1.50%(f)
-----------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss)
 to average daily net assets               .63%(f)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate
 (excluding short-term securities)          98%
-----------------------------------------------------------------------------------------------------------
Total return(g)                           3.93%(h)
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b)  For the period from Dec. 11, 2006 (inception date) to July 31, 2007.
(c) Per share amounts have been calculated using average shares outstanding method.
(d) Expense ratio is based on total expenses of the Fund before reduction of earnings and bank fee credits on cash balances. Includes the impact of a performance incentive adjustment fee, if any.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f)  Adjusted to an annual basis.
(g)  Total return does not reflect payment of a sales charge.
(h)  Not annualized.

--------------------------------------------------------------------------------

 44 RIVERSOURCE GROWTH FUND -- 2007 ANNUAL REPORT

CLASS R3

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED JULY 31,           2007(B)
Net asset value, beginning of period     $32.23
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .18(c)
Net gains (losses) (both realized and
 unrealized)                               1.13
-----------------------------------------------------------------------------------------------------------
Total from investment operations           1.31
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.36)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period           $33.18
-----------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                  $--
-----------------------------------------------------------------------------------------------------------
Ratio of expenses to average daily
 net assets(d),(e)                        1.27%(f)
-----------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss)
 to average daily net assets               .87%(f)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate
 (excluding short-term securities)          98%
-----------------------------------------------------------------------------------------------------------
Total return(g)                           4.09%(h)
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b)  For the period from Dec. 11, 2006 (inception date) to July 31, 2007.
(c) Per share amounts have been calculated using average shares outstanding method.
(d) Expense ratio is based on total expenses of the Fund before reduction of earnings and bank fee credits on cash balances. Includes the impact of a performance incentive adjustment fee, if any.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f)  Adjusted to an annual basis.
(g)  Total return does not reflect payment of a sales charge.
(h)  Not annualized.

--------------------------------------------------------------------------------

                               RIVERSOURCE GROWTH FUND -- 2007 ANNUAL REPORT  45

CLASS R4*

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED JULY 31,            2007              2006           2005           2004           2003
Net asset value, beginning of period     $29.13         $28.81         $24.07         $23.09         $21.11
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .25(b)         .24            .09            .07            .04
Net gains (losses) (both realized and
 unrealized)                               4.22            .10           4.65            .91           1.94
-----------------------------------------------------------------------------------------------------------
Total from investment operations           4.47            .34           4.74            .98           1.98
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.26)          (.02)            --             --             --
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period           $33.34         $29.13         $28.81         $24.07         $23.09
-----------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                 $146           $265           $304           $350           $398
-----------------------------------------------------------------------------------------------------------
Ratio of expenses to average daily
 net assets(c),(d)                        1.03%           .95%          1.02%           .86%          1.03%
-----------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss)
 to average daily net assets               .79%           .89%           .34%           .25%           .18%
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate
 (excluding short-term securities)          98%           134%           136%           171%           205%
-----------------------------------------------------------------------------------------------------------
Total return(e)                          15.39%          1.17%         19.69%          4.24%          9.38%
-----------------------------------------------------------------------------------------------------------

 *   Effective Dec. 11, 2006, Class Y was renamed Class R4.
(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using average shares outstanding method.
(c) Expense ratio is based on total expenses of the Fund before reduction of earnings and bank fee credits on cash balances. Includes the impact of a performance incentive adjustment fee, if any.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e)  Total return does not reflect payment of a sales charge.

--------------------------------------------------------------------------------

 46 RIVERSOURCE GROWTH FUND -- 2007 ANNUAL REPORT

CLASS R5

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED JULY 31,           2007(B)
Net asset value, beginning of period     $32.23
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .29(c)
Net gains (losses) (both realized and
 unrealized)                               1.12
-----------------------------------------------------------------------------------------------------------
Total from investment operations           1.41
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.36)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period           $33.28
-----------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                  $--
-----------------------------------------------------------------------------------------------------------
Ratio of expenses to average daily
 net assets(d),(e)                         .76%(f)
-----------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss)
 to average daily net assets              1.38%(f)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate
 (excluding short-term securities)          98%
-----------------------------------------------------------------------------------------------------------
Total return(g)                           4.41%(h)
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b)  For the period from Dec. 11, 2006 (inception date) to July 31, 2007.
(c) Per share amounts have been calculated using average shares outstanding method.
(d) Expense ratio is based on total expenses of the Fund before reduction of earnings and bank fee credits on cash balances. Includes the impact of a performance incentive adjustment fee, if any.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f)  Adjusted to an annual basis.
(g)  Total return does not reflect payment of a sales charge.
(h)  Not annualized.

--------------------------------------------------------------------------------

                               RIVERSOURCE GROWTH FUND -- 2007 ANNUAL REPORT  47

CLASS W

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED JULY 31,           2007(B)
Net asset value, beginning of period     $31.89
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .24(c)
Net gains (losses) (both realized and
 unrealized)                               1.43
-----------------------------------------------------------------------------------------------------------
Total from investment operations           1.67
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.35)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period           $33.21
-----------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                  $--
-----------------------------------------------------------------------------------------------------------
Ratio of expenses to average daily
 net assets(d),(e)                        1.17%(f)
-----------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss)
 to average daily net assets              1.09%(f)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate
 (excluding short-term securities)          98%
-----------------------------------------------------------------------------------------------------------
Total return(g)                           5.29%(h)
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b)  For the period from Dec. 1, 2006 (inception date) to July 31, 2007.
(c) Per share amounts have been calculated using average shares outstanding method.
(d) Expense ratio is based on total expenses of the Fund before reduction of earnings and bank fee credits on cash balances. Includes the impact of a performance incentive adjustment fee, if any.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f)  Adjusted to an annual basis.
(g)  Total return does not reflect payment of a sales charge.
(h)  Not annualized.

--------------------------------------------------------------------------------

 48 RIVERSOURCE GROWTH FUND -- 2007 ANNUAL REPORT

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF RIVERSOURCE GROWTH FUND:

We have audited the accompanying statement of assets and liabilities, including the schedule of investments in securities, of RiverSource Growth Fund (the
Fund), one of the portfolios constituting the RiverSource Large Cap Series, Inc. as of July 31, 2007, and the related statement of operations, statement of changes in net assets and financial highlights for the year then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit. The financial statements and financial highlights of the Fund for the periods presented through July 31, 2006, were audited by other auditors whose report dated September 20, 2006, expressed an unqualified opinion on those financial statements and financial highlights.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. We were not engaged to perform an audit of the Fund's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of July 31, 2007, by correspondence with the custodian and brokers, or by other appropriate auditing procedures where replies from brokers were not received. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of RiverSource Growth Fund of the RiverSource Large Cap Series, Inc. at July 31, 2007, the results of its operations, changes in its net assets and the financial highlights for the year then ended, in conformity with U.S. generally accepted accounting principles.

                                                               Ernst & Young LLP
Minneapolis, Minnesota
September 20, 2007

--------------------------------------------------------------------------------

                               RIVERSOURCE GROWTH FUND -- 2007 ANNUAL REPORT  49

FEDERAL INCOME TAX INFORMATION

(UNAUDITED)

The Fund is required by the Internal Revenue Code of 1986 to tell its shareholders about the tax treatment of the dividends it pays during its fiscal year. The dividends listed below are reported to you on Form 1099-DIV, Dividends and Distributions. Shareholders should consult a tax advisor on how to report distributions for state and local tax purposes.

Fiscal year ended July 31, 2007

CLASS A

INCOME DISTRIBUTION - taxable as dividend income:
      Qualified Dividend Income for individuals.............            100%
      Dividends Received Deduction for corporations.........            100%

PAYABLE DATE                                                     PER SHARE
Dec. 20, 2006...............................................        $0.22210

CLASS C

INCOME DISTRIBUTION - taxable as dividend income:
      Qualified Dividend Income for individuals.............            100%
      Dividends Received Deduction for corporations.........            100%

PAYABLE DATE                                                       PER SHARE
Dec. 20, 2006...............................................        $0.03029

CLASS I

INCOME DISTRIBUTION - taxable as dividend income:
      Qualified Dividend Income for individuals.............            100%
      Dividends Received Deduction for corporations.........            100%

PAYABLE DATE                                                       PER SHARE
Dec. 20, 2006...............................................        $0.35985

CLASS R2

INCOME DISTRIBUTION - taxable as dividend income:
      Qualified Dividend Income for individuals.............            100%
      Dividends Received Deduction for corporations.........            100%

PAYABLE DATE                                                       PER SHARE
Dec. 20, 2006...............................................        $0.35429

CLASS R3

INCOME DISTRIBUTION -- taxable as dividend income:
      Qualified Dividend Income for individuals.............            100%
      Dividends Received Deduction for corporations.........            100%

PAYABLE DATE                                                       PER SHARE
Dec. 20, 2006...............................................        $0.35625

--------------------------------------------------------------------------------

 50 RIVERSOURCE GROWTH FUND -- 2007 ANNUAL REPORT

CLASS R4*

INCOME DISTRIBUTION -- taxable as dividend income:
      Qualified Dividend Income for individuals.............            100%
      Dividends Received Deduction for corporations.........            100%

PAYABLE DATE                                                       PER SHARE
Dec. 20, 2006...............................................        $0.26381

CLASS R5

INCOME DISTRIBUTION -- taxable as dividend income:
      Qualified Dividend Income for individuals.............            100%
      Dividends Received Deduction for corporations.........            100%

PAYABLE DATE                                                       PER SHARE
Dec. 20, 2006...............................................        $0.35941

CLASS W

INCOME DISTRIBUTION -- taxable as dividend income:
      Qualified Dividend Income for individuals.............            100%
      Dividends Received Deduction for corporations.........            100%

PAYABLE DATE                                                       PER SHARE
Dec. 20, 2006...............................................        $0.35385

* Effective Dec. 11, 2006, Class Y was renamed Class R4.

--------------------------------------------------------------------------------

                               RIVERSOURCE GROWTH FUND -- 2007 ANNUAL REPORT  51

BOARD MEMBERS AND OFFICERS

Shareholders elect a Board that oversees the Fund's operations. The Board appoints officers who are responsible for day-to-day business decisions based on policies set by the Board.

The following is a list of the Fund's Board members. Each member oversees 102 RiverSource funds. Board members serve until the next regular shareholders' meeting or until he or she reaches the mandatory retirement age established by the Board. Under the current Board policy, members may serve until the end of the meeting following their 75th birthday, or the fifteenth anniversary of the first Board meeting they attended as members of the Board, whichever occurs first. This policy does not apply to Ms. Jones who may retire after her 75th birthday.

INDEPENDENT BOARD MEMBERS

NAME,                    POSITION HELD
ADDRESS,                 WITH FUND AND      PRINCIPAL OCCUPATION                 OTHER
AGE                      LENGTH OF SERVICE  DURING PAST FIVE YEARS               DIRECTORSHIPS
-----------------------------------------------------------------------------------------------------
Kathleen Blatz           Board member       Chief Justice, Minnesota Supreme
901 S. Marquette Ave.    since 2006         Court, 1998-2005
Minneapolis, MN 55402
Age 53
-----------------------------------------------------------------------------------------------------
Arne H. Carlson          Board member       Chair, RiverSource Funds,
901 S. Marquette Ave.    since 1999         1999-2006; former Governor of
Minneapolis, MN 55402                       Minnesota
Age 73
-----------------------------------------------------------------------------------------------------
Pamela G. Carlton        Board member       President, Springboard -- Partners
901 S. Marquette Ave.    since 2007         in Cross Cultural Leadership
Minneapolis, MN 55402                       (consulting company)
Age 52
-----------------------------------------------------------------------------------------------------
Patricia M. Flynn        Board member       Trustee Professor of Economics and
901 S. Marquette Ave.    since 2004         Management, Bentley College; former
Minneapolis, MN 55402                       Dean, McCallum Graduate School of
Age 56                                      Business, Bentley College
-----------------------------------------------------------------------------------------------------
Anne P. Jones            Board member       Attorney and Consultant
901 S. Marquette Ave.    since 1985
Minneapolis, MN 55402
Age 72
-----------------------------------------------------------------------------------------------------
Jeffrey Laikind, CFA     Board member       Former Managing Director, Shikiar    American Progressive
901 S. Marquette Ave.    since 2005         Asset Management                     Insurance
Minneapolis, MN 55402
Age 71
-----------------------------------------------------------------------------------------------------
Stephen R. Lewis, Jr.    Board member       President Emeritus and Professor of  Valmont Industries,
901 S. Marquette Ave.    since 2002 and     Economics, Carleton College          Inc. (manufactures
Minneapolis, MN 55402    Chair of the                                            irrigation systems)
Age 68                   Board since 2007
-----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

 52 RIVERSOURCE GROWTH FUND -- 2007 ANNUAL REPORT

NAME,                    POSITION HELD
ADDRESS,                 WITH FUND AND      PRINCIPAL OCCUPATION                 OTHER
AGE                      LENGTH OF SERVICE  DURING PAST FIVE YEARS               DIRECTORSHIPS
-----------------------------------------------------------------------------------------------------
Catherine James Paglia   Board member       Director, Enterprise Asset           Strategic
901 S. Marquette Ave.    since 2004         Management, Inc. (private real       Distribution, Inc.
Minneapolis, MN 55402                       estate and asset management          (transportation,
Age 55                                      company)                             distribution and
                                                                                 logistics
                                                                                 consultants)
-----------------------------------------------------------------------------------------------------
Alison Taunton-Rigby     Board member       Chief Executive Officer, RiboNovix,  Hybridon, Inc.
901 S. Marquette Ave.    since 2002         Inc. since 2003 (biotechnology);     (biotechnology);
Minneapolis, MN 55402                       former President, Forester Biotech   American Healthways,
Age 63                                                                           Inc. (health
                                                                                 management programs)
-----------------------------------------------------------------------------------------------------

BOARD MEMBER AFFILIATED WITH RIVERSOURCE INVESTMENTS*

NAME,                    POSITION HELD
ADDRESS,                 WITH FUND AND      PRINCIPAL OCCUPATION                 OTHER
AGE                      LENGTH OF SERVICE  DURING PAST FIVE YEARS               DIRECTORSHIPS
-----------------------------------------------------------------------------------------------------
William F. Truscott      Board member       President -- U.S. Asset Management
53600 Ameriprise         since 2001,        and Chief Investment Officer,
Financial Center         Vice President     Ameriprise Financial, Inc. and
Minneapolis, MN 55474    since 2002         President, Chairman of the Board
Age 47                                      and Chief Investment Officer,
                                            RiverSource Investments, LLC since
                                            2005; President, Ameriprise
                                            Certificate Company since 2006;
                                            Senior Vice President -- Chief
                                            Investment Officer, Ameriprise
                                            Financial, Inc. and Chairman of the
                                            Board and Chief Investment Officer,
                                            RiverSource Investments, LLC,
                                            2001-2005
-----------------------------------------------------------------------------------------------------

* Interested person by reason of being an officer, director, security holder and/or employee of RiverSource Investments.

The SAI has additional information about the Fund's Board members and is available, without charge, upon request by calling RiverSource Funds at (888) 791-3380; contacting your financial institution; or visiting riversource.com/funds.

--------------------------------------------------------------------------------

                               RIVERSOURCE GROWTH FUND -- 2007 ANNUAL REPORT  53

The Board has appointed officers who are responsible for day-to-day business decisions based on policies it has established. The officers serve at the pleasure of the Board. In addition to Mr. Truscott, who is Vice President, the Fund's other officers are:

FUND OFFICERS

NAME,                    POSITION HELD
ADDRESS,                 WITH FUND AND      PRINCIPAL OCCUPATION
AGE                      LENGTH OF SERVICE  DURING PAST FIVE YEARS
------------------------------------------------------------------------------------------
Patrick T. Bannigan      President since    Senior Vice President -- Asset Management,
172 Ameriprise           2006               RiverSource Investments, LLC since 2006;
Financial Center                            Managing Director and Global Head of Product,
Minneapolis, MN 55474                       Morgan Stanley Investment Management,
Age 41                                      2004-2006; President, Touchstone Investments,
                                            2002-2004; Director of Strategic Planning,
                                            Evergreen Investments, 1995-2002
------------------------------------------------------------------------------------------
Michelle M. Keeley       Vice President     Executive Vice President -- Equity and Fixed
172 Ameriprise           since 2004         Income, Ameriprise Financial, Inc. and
Financial Center                            RiverSource Investments, LLC since 2006; Vice
Minneapolis, MN 55474                       President -- Investments, Ameriprise
Age 43                                      Certificate Company since 2003; Senior Vice
                                            President -- Fixed Income, Ameriprise
                                            Financial, Inc., 2002-2006 and RiverSource
                                            Investments, LLC, 2004-2006; Managing
                                            Director, Zurich Global Assets, 2001-2002
------------------------------------------------------------------------------------------
Amy K. Johnson           Vice President     Vice President -- Asset Management and Trust
5228 Ameriprise          since 2006         Company Services, RiverSource Investments, LLC
Financial Center                            since 2006; Vice President -- Operations and
Minneapolis, MN 55474                       Compliance, RiverSource Investments, LLC,
Age 41                                      2004-2006; Director of Product
                                            Development -- Mutual Funds, Ameriprise
                                            Financial, Inc., 2001-2004
------------------------------------------------------------------------------------------
Jeffrey P. Fox           Treasurer since    Vice President -- Investment Accounting,
105 Ameriprise           2002               Ameriprise Financial, Inc. since 2002; Vice
Financial Center                            President -- Finance, American Express
Minneapolis, MN 55474                       Company, 2000-2002
Age 52
------------------------------------------------------------------------------------------
Scott R. Plummer         Vice President,    Vice President and Chief Counsel -- Asset
5228 Ameriprise          General Counsel    Management, Ameriprise Financial, Inc. since
Financial Center         and Secretary      2005; Vice President, General Counsel and
Minneapolis, MN 55474    since 2006         Secretary, Ameriprise Certificate Company
Age 47                                      since 2005; Vice President -- Asset Management
                                            Compliance, Ameriprise Financial, Inc.,
                                            2004-2005; Senior Vice President and Chief
                                            Compliance Officer, U.S. Bancorp Asset
                                            Management, 2002-2004; Second Vice President
                                            and Assistant General Counsel, Hartford Life,
                                            2001-2002
------------------------------------------------------------------------------------------
Jennifer D. Lammers      Chief Compliance   U.S. Asset Management Chief Compliance
172 Ameriprise           Officer since      Officer, RiverSource Investments, LLC since
Financial Center         2006               2006; Director -- Mutual Funds, Voyageur Asset
Minneapolis, MN 55474                       Management, 2003-2006; Director of Finance,
Age 46                                      Voyageur Asset Management, 2000-2003
------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

 54 RIVERSOURCE GROWTH FUND -- 2007 ANNUAL REPORT

NAME,                    POSITION HELD
ADDRESS,                 WITH FUND AND      PRINCIPAL OCCUPATION
AGE                      LENGTH OF SERVICE  DURING PAST FIVE YEARS
------------------------------------------------------------------------------------------
Neysa M. Alecu           Money Laundering   Compliance Director and Anti-Money Laundering
2934 Ameriprise          Prevention         Officer, Ameriprise Financial, Inc. since
Financial Center         Officer since      2004; Manager Anti-Money Laundering,
Minneapolis, MN 55474    2004               Ameriprise Financial, Inc., 2003-2004;
Age 43                                      Compliance Director and Bank Secrecy Act
                                            Officer, American Express Centurion Bank,
                                            2000-2003
------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                               RIVERSOURCE GROWTH FUND -- 2007 ANNUAL REPORT  55

APPROVAL OF INVESTMENT MANAGEMENT SERVICES AGREEMENT

RiverSource Investments, LLC ("RiverSource"), a wholly-owned subsidiary of Ameriprise Financial, Inc. ("Ameriprise Financial"), serves as the investment manager to the Fund. Under an investment management services agreement (the "IMS Agreement") RiverSource provides investment advice and other services to the Fund and all RiverSource funds (collectively, the "Funds"). The Fund's Board of Directors (the "Board") and the Board's Investment Review and Contracts Committees monitor these services throughout the year.

On an annual basis, the Board, including the independent Board members (the "Independent Directors"), considers renewal of the IMS Agreement. RiverSource prepares detailed reports for the Board and its Contracts Committee in March and April, including reports based on data provided by independent organizations to assist the Board in making this determination. In addition, throughout the year, the Board (or its committees) reviews information prepared by RiverSource addressing the services RiverSource provides and Fund performance. The Board accords particular weight to the work, deliberations and conclusions of the Contracts and Investment Review Committees in determining whether to continue the IMS Agreement. At the April 11-12, 2007 in-person Board meeting, independent legal counsel to the Independent Directors reviewed with the Independent Directors various factors relevant to the Board's consideration of advisory agreements and the Board's legal responsibilities related to such consideration. Following an analysis and discussion of the factors identified below, the Board, including all of the Independent Directors, approved renewal of the IMS Agreement.

Nature, Extent and Quality of Services Provided by RiverSource: The Board analyzed various reports and presentations it had received detailing the services performed by RiverSource, as well as its expertise, resources and capabilities. The Board specifically considered many developments during the past year concerning the services provided by RiverSource, including, in particular, the growing strength and capabilities of many RiverSource offices and the increased investment and resources dedicated to the Fund's operations, particularly in the areas of trading systems, legal and compliance. Further, in connection with the Board's evaluation of the overall package of services provided by RiverSource, the Board considered the quality of the administrative, custody and transfer agency services provided by RiverSource affiliates to the Fund. The Board also reviewed the financial condition of RiverSource and the entity's ability to carry out its responsibilities under the IMS Agreement. The Board also discussed the acceptability of the terms of the IMS Agreement (including the relatively broad scope of services required to be performed by RiverSource). The Board concluded that the services being performed under the IMS Agreement were of a reasonably high quality.

--------------------------------------------------------------------------------

 56 RIVERSOURCE GROWTH FUND -- 2007 ANNUAL REPORT

Based on the foregoing, and based on other information received (both oral and written, including the information on investment performance referenced below) and other considerations, the Board determined that RiverSource was in a position to continue to provide a high quality and level of services to the Fund.

Investment Performance: For purposes of evaluating the nature, extent and quality of services provided under the IMS Agreement, the Board carefully reviewed the investment performance of the Fund. In this regard, the Board considered: (i) detailed reports containing data prepared by an independent organization showing, for various periods, the performance of the Fund, the performance of a benchmark index, the percentage ranking of the Fund among its comparison group and the net assets of the Fund; and (ii) a report detailing the Fund's performance over various periods (including since inception), recent Fund inflows (and outflows) and a comparison of the Fund's net assets from December 2006 to December 2005. The Board observed that the Fund's investment performance met expectations.

Comparative Fees, Costs of Services Provided and the Profits Realized By RiverSource and its Affiliates from their Relationships with the Fund: The Board reviewed comparative fees and the costs of services to be provided under the IMS Agreement. The Board members considered detailed comparative information set forth in an annual report on fees and expenses, including, among other things, data (prepared by an independent organization) showing a comparison of the Fund's expenses with median expenses paid by funds in its peer group, as well as data showing the Fund's contribution to RiverSource's profitability. The Board accorded particular weight to the notion that the level of fees should reflect a rational pricing model applied consistently across the various product lines in the Funds' family, while assuring that the overall fees for each fund are generally in line with the "pricing philosophy" (i.e., that the total expense ratio of each fund, with few exceptions, is at or below the median expense ratio of funds in the same comparison group). The Board took into account that the Fund's total expense ratio (after considering proposed expense caps/waivers) approximated the peer group's median expense ratio. Based on its review, the Board concluded that the Fund's management fee was fair and reasonable in light of the extent and quality of services that the Fund receives.

The Board also considered the expected profitability of RiverSource and its affiliates in connection with RiverSource providing investment management services to the Fund. In this regard, the Board referred to a detailed profitability report, discussing the profitability to RiverSource and Ameriprise Financial from managing and operating the Fund, including data showing comparative profitability. The Board also considered the services acquired by the investment manager through the use of commission dollars paid by the Funds on portfolio transactions. The Board noted that the fees paid by the Fund should permit the investment manager to offer competitive compensation to its personnel, make

--------------------------------------------------------------------------------

                               RIVERSOURCE GROWTH FUND -- 2007 ANNUAL REPORT  57
necessary investments in its business and earn an appropriate profit. The Board concluded that profitability levels were reasonable.

Economies of Scale to be Realized: The Board also considered the economies of scale that might be realized by RiverSource as the Fund grows and took note of the extent to which Fund shareholders might also benefit from such growth. The Board considered that the IMS Agreement provides for lower fees as assets increase at pre-established breakpoints and concluded that the IMS Agreement satisfactorily provided for sharing these economies of scale.

Based on the foregoing, the Board, including all of the Independent Directors, concluded that the investment management service fees were fair and reasonable in light of the extent and quality of services provided. In reaching this conclusion, no single factor was determinative. On April 12, 2007, the Board, including all of the Independent Directors, approved the renewal of the IMS Agreement.

PROXY VOTING

The policy of the Board is to vote the proxies of the companies in which the Fund holds investments consistent with the procedures as stated in the Statement of Additional Information (SAI). You may obtain a copy of the SAI without charge by calling RiverSource Funds at (888) 791-3380; contacting your financial institution; visiting riversource.com/funds; or searching the website of the Securities and Exchange Commission (SEC) at http://www.sec.gov. Information regarding how the Fund voted proxies relating to portfolio securities is filed with the SEC by August 31 for the most recent 12-month period ending June 30 of that year, and is available without charge by visiting riversource.com/funds; or searching the website of the SEC at www.sec.gov.

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On April 12, 2007, Ernst & Young LLP was selected as the Fund's independent registered public accounting firm for the 2007 fiscal year. A majority of the Fund's Board of Directors, including a majority of the Independent Directors, approved the appointment of Ernst & Young LLP. The predecessor independent registered public accounting firm's reports on the Fund's financial statements for the year ended July 31, 2006 and the year ended July 31, 2005 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During such fiscal periods and through April 12, 2007 there were no disagreements between the Fund and the predecessor independent registered public accounting firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope

--------------------------------------------------------------------------------

 58 RIVERSOURCE GROWTH FUND -- 2007 ANNUAL REPORT or procedures, which such disagreements, if not resolved to the satisfaction of the predecessor independent registered public accounting firm, would have caused them to make reference to the subject matter of the disagreement in connection with their reports on the financial statements for such fiscal periods.

--------------------------------------------------------------------------------

                               RIVERSOURCE GROWTH FUND -- 2007 ANNUAL REPORT  59

THROUGH THE RIVERSOURCE INVESTMENTS FAMILY OF FUNDS, YOU CAN BUILD A DIVERSIFIED PORTFOLIO THAT IS DESIGNED TO HELP YOU REACH YOUR GOALS.

GROWTH FUNDS
RiverSource Growth Fund
RiverSource Fundamental Growth Fund
RiverSource Disciplined Large Cap
   Growth Fund
RiverSource Mid Cap Growth Fund
RiverSource Aggressive Growth Fund
RiverSource Small Cap Growth Fund
Sector: RiverSource Global
   Technology Fund
BLEND FUNDS
RiverSource Disciplined Equity Fund
RiverSource Large Cap Equity Fund
RiverSource S&P 500 Index Fund*
RiverSource Disciplined Small and
   Mid Cap Equity Fund
RiverSource Small Cap Advantage
   Fund
RiverSource Small Company Index
   Fund
RiverSource Small Cap Equity Fund
Sector: RiverSource Precious Metals
   and Mining Fund
VALUE FUNDS
RiverSource Dividend Opportunity
   Fund
RiverSource Value Fund
RiverSource Fundamental Value Fund
RiverSource Equity Value Fund
RiverSource Large Cap Value Fund
RiverSource Diversified Equity
   Income Fund
RiverSource Select Value Fund
RiverSource Mid Cap Value Fund
RiverSource Disciplined Small Cap
   Value Fund
RiverSource Small Cap Value Fund
Sector: RiverSource Real Estate
   Fund
ASSET ALLOCATION FUNDS
RiverSource Portfolio Builder
   Conservative Fund
RiverSource Income Builder Basic
   Income Fund
RiverSource Income Builder Moderate
   Income Fund
RiverSource Income Builder Enhanced
   Income Fund
RiverSource Portfolio Builder
   Moderate Conservative Fund
RiverSource Portfolio Builder
   Moderate Fund
RiverSource Retirement Plus(SM)
   2010 Fund
RiverSource Balanced Fund
RiverSource Portfolio Builder
   Moderate Aggressive Fund
RiverSource Retirement Plus(SM)
   2015 Fund
RiverSource Strategic Allocation
   Fund
RiverSource Retirement Plus(SM)
   2020 Fund
RiverSource Portfolio Builder
   Aggressive Fund
RiverSource Retirement Plus(SM)
   2025 Fund
RiverSource Retirement Plus(SM)
   2030 Fund
RiverSource Retirement Plus(SM)
   2035 Fund
RiverSource Retirement Plus(SM)
   2040 Fund
RiverSource Retirement Plus(SM)
   2045 Fund
RiverSource Portfolio Builder Total
   Equity Fund

--------------------------------------------------------------------------------

THIS PAGE IS NOT PART OF THE ANNUAL REPORT

TAXABLE INCOME FUNDS
RiverSource Cash Management Fund**
RiverSource Short Duration U.S.
   Government Fund
RiverSource U.S. Government
   Mortgage Fund
RiverSource Inflation Protected
   Securities Fund
RiverSource Floating Rate Fund
RiverSource Limited Duration Bond
   Fund
RiverSource Core Bond Fund
RiverSource Diversified Bond Fund
RiverSource Strategic Income
   Allocation Fund
RiverSource Income Opportunities
   Fund
RiverSource High Yield Bond Fund
RiverSource Global Bond Fund
RiverSource Emerging Markets Bond
   Fund
TAX-EXEMPT FUNDS
RiverSource Tax-Exempt Money Market
   Fund**
RiverSource Intermediate Tax-Exempt
   Fund
RiverSource Tax-Exempt Bond Fund
RiverSource State Tax-Exempt Funds
RiverSource Tax-Exempt High Income
   Fund
GLOBAL/INTERNATIONAL FUNDS
RiverSource Global Equity Fund
RiverSource International Select
   Value Fund
RiverSource International Equity
   Fund
RiverSource Disciplined
   International Equity Fund
RiverSource International
   Opportunity Fund
RiverSource International Small Cap
   Fund
RiverSource International
   Aggressive Growth Fund
RiverSource European Equity Fund
RiverSource Emerging Markets Fund

You should consider the investment objectives, risks, charges and expenses of a mutual fund carefully before investing. For a free prospectus of any of the funds listed above, which contains this and other important information about the funds, contact your financial institution or visit riversource.com/funds. Read the prospectus carefully before investing.

Investment products, including shares of mutual funds, involve risks including possible loss of principal and fluctuation in value. Investing in certain funds involves special risks, such as those related to investments in foreign securities, small- and mid-capitalization stocks, fixed income securities (especially high-yield securities), and funds which focus their investments in a particular sector, such as real estate, technology and precious metals. See each fund's prospectus for specific risks associated with the fund.

 * "Standard & Poor's(R)," "S&P," "S&P 500(R)," and "Standard & Poor's 500(R)" are trademarks of the McGraw-Hill Companies, Inc. These trademarks have been licensed for use by Ameriprise Financial, Inc. The fund is not sponsored, endorsed, sold or promoted by Standard & Poor's or any of their subsidiaries or affiliates (the "Licensors") and the Licensors make no representation regarding the advisability of investing in the fund.

** AN INVESTMENT IN A MONEY MARKET FUND IS NOT INSURED OR GUARANTEED BY THE
   FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. ALTHOUGH A MONEY MARKET FUND SEEKS TO MAINTAIN THE VALUE OF YOUR INVESTMENT AT $1.00 PER SHARE, IT IS POSSIBLE TO LOSE MONEY BY INVESTING IN A MONEY MARKET FUND.

--------------------------------------------------------------------------------

                                      THIS PAGE IS NOT PART OF THE ANNUAL REPORT

     RIVERSOURCE(R) GROWTH FUND

     734 Ameriprise Financial Center

     Minneapolis, MN 55474

     RIVERSOURCE.COM/FUNDS

                                        This report must be accompanied or preceded by
                                        the Fund's current prospectus. RiverSource(R)
                                        mutual funds are distributed by RiverSource
                                        Distributors, Inc. and Ameriprise Financial
                                        Services, Inc., Members FINRA, and managed by
                                        RiverSource Investments, LLC. These companies
       (RIVERSOURCE INVESTMENTS LOGO)   are part of Ameriprise Financial, Inc.                            S-6455 AC (9/07)